THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. LICENSE AND SUPPLY AGREEMENT by and between AQUESTIVE THERAPEUTICS, INC. and ATNAHS PHARMA UK LIMITED Dated as of September 26, 2022

LICENSE AND SUPPLY AGREEMENT This LICENSE AND SUPPLY AGREEMENT (together with the Schedules hereto, this “Agreement”) is entered into as of September 26, 2022 (the “Effective Date”) by and between Aquestive Therapeutics, Inc., a Delaware corporation having its principal place of business at 30 Technology Drive, Warren, New Jersey 07059 (“Aquestive”), and Atnahs Pharma UK Limited, a company registered in England and Wales having its principal place of business at Suite 1, 3rd Floor 11-12 St. James’ Square, London, United Kingdom, SW1Y 4LB (“Pharmanovia”). Aquestive and Pharmanovia are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.” RECITALS: A. Aquestive owns patented and trade secret proprietary technology related to film- based drug delivery systems using its PharmFilm® technologies, including orally soluble film strips containing active pharmaceutical ingredients. B. Pharmanovia desires to obtain from Aquestive, and Aquestive desires to grant to Pharmanovia, an exclusive license to Commercialize (defined below) the Product (defined below) in the Field (defined below) in the Territory (defined below), subject to the terms of this Agreement and as set forth in the Product Schedule (defined below) which shall form a part of this Agreement. C. The Parties desire that Aquestive shall act as the exclusive manufacturer and supplier to Pharmanovia of finished drug products as specifically described in the Product Schedule, subject to the terms of this Agreement. D. In consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows: 1. DEFINITIONS As used herein, the following terms shall have the following meanings: 1.1 “Adverse Event” means any untoward medical occurrence in a patient, clinical investigation subject, or consumer following administration of a medicine, as related to the use of the Product which requires reporting to a Regulatory Authority. 1.2 “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. As used in this definition of Affiliate, “control” and, with correlative meanings, the terms “controlled by” and “under common control with,” shall mean to possess the power to direct the management or policies of a Person, whether through: (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such entity; (b) the right to appoint fifty percent (50%) or more of the directors of such entity; or (c) by contract or otherwise. 1.3 “Agreement” has the meaning set forth in the Preamble of this Agreement.

2 1.4 “API” means the active pharmaceutical ingredient(s) with respect to the Product as set forth in the Product Schedule. 1.5 “Applicable Currency” means the applicable currency of a country in a Territory for the purpose of calculating amounts recognized as Net Sales under this Agreement. 1.6 “Applicable Law” means all laws, rules and regulations, or other requirements of Regulatory Authorities including, without limitation, the FCPA and Healthcare Laws, applicable to the Development, Commercialization, or Supply of the Product, as the case may be, that may be in effect from time to time during the Term. 1.7 “Aquestive” has the meaning set forth in the Preamble to this Agreement. 1.8 “Aquestive Indemnitees” has the meaning set forth in Section 11.1. 1.9 “Aquestive IP” means the Aquestive Patents, the Dossier and further any and all Intellectual Property owned or Controlled by Aquestive or its Affiliates as of the Effective Date or during the Term, including Improvements, which is useful or necessary to Commercialize the Product in the Field in the Territory. 1.10 “Aquestive Know-How” means data, knowledge, techniques, inventions, designs, drawings, health and safety information, material safety data sheets, tests (including Supply, manufacturing and batch records), reports, procedures, processes, models, manuals, formulae, systems, experiments, samples, specimens, results, statistics, research, tables of operating conditions and the like and all other know-how, in each case to the extent not in the public domain (whether proprietary or not) in connection with the Product in the Territory. 1.11 “Aquestive Marks” means, collectively, the Aquestive Housemark and the Aquestive Product Mark(s). 1.12 “Aquestive Product Mark(s)” means the Aquestive trademark(s) with respect to the Product, if any, set forth in the Product Schedule. 1.13 “Aquestive Patents” means those patents and patent applications owned or Controlled by Aquestive or its Affiliates during the Term related to the formulation, manufacturing and use of the Product in the Field in the Territory, including, without limitation, any divisionals or any substitute applications, any patent issued with respect to any such patent applications, any patents which remain valid subsequent to any post grant proceedings or other challenges which result in the patent being enforceable, any amendment or extension including any supplementary protection certificate of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein. A list of the Aquestive Patents as of the Effective Date is attached hereto as Schedule 1.13, which may be updated from time to time, as applicable, by amendment of such Schedule or, if specific to the Product, as set forth in the Product Schedule to this Agreement (each such Aquestive Patent specific to the Product, an “Aquestive Product Patent”). 1.14 “Bankruptcy Code” has the meaning set forth in Section 14.18.

3 1.15 “Bankruptcy Event” means the occurrence of any of the following with respect to a Party: (a) such Party files or has filed against it in any court or agency, pursuant to any statute or regulation of any state or country, a petition in voluntary or involuntary bankruptcy or insolvency or for reorganization and such filing is not withdrawn or dismissed within sixty (60) days after the filing thereof; (b) such Party files for, or consents to be filed against it an arrangement or for the appointment of a receiver or trustee of such Party or of its assets and such filing is not withdrawn within sixty (60) days after the filing thereof; (c) such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof; or (d) the dissolution or liquidation of such Party, or such Party shall make an assignment for the benefit of its creditors or (e) such Party ceases to carry on business. 1.16 “Bankruptcy Supply Failure” means Aquestive’s inability or failure to Supply Product manifested over a period of sixty (60) days or more following a Bankruptcy Event. 1.17 “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, United States and London, England are open for business. 1.18 “Calendar Quarter” means the three (3) month period in any given calendar year ending on March 31, June 30, September 30, and December 31. 1.19 “Certificate of Analysis” means the certificate evidencing the analytical tests conducted on a specific lot of the Product reflecting that such Product and any Raw Materials used therein conform to the relevant Specifications and setting forth, inter alia, the items tested and test results, and accompanied by all documentation required by Applicable Law and/or a Regulatory Authority to Commercialize such Product in the Territory. 1.20 “Certificate of Compliance” means the certificate evidencing that the Product delivered to Pharmanovia was manufactured in accordance with Applicable Law, and the applicable Regulatory Approval. 1.21 “Clinical Supply” has the meaning set forth in Section 4.3.1. 1.22 “CMC Data” means chemistry, manufacturing and controls data required by Applicable Law and/or a Regulatory Authority to Develop the Product in the Territory. 1.23 “COGS” means the following costs incurred by Aquestive or its Affiliates or subcontractors related to the Supply of the Product on a per Unit basis: (i) the landed cost of raw materials, including invoice price, freight and duties; (ii) reasonably allocated direct and indirect labor and overhead costs; (iii) costs in incurred in connection with quality assurance (including testing, sampling and complaint investigation); and (iii) warehousing and shipping costs, determined in accordance with GAAP, consistently applied. 1.24 Commercialization” means any and all activities directed to preparation for sale of, registration, marketing, promoting, distributing, including importing, exporting, transporting, offering for sale and selling the Product in the Field in the Territory and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.

4 1.25 “Commercially Reasonable Efforts” means, with respect to a Party and its obligations under this Agreement with respect to a Product, the level of efforts and resources (measured as of the time that such efforts and resources are required to be used under this Agreement) that are comparable to those used by a similarly situated company in the industry of a similar size and profile as such Party to develop, manufacture, supply or commercialize, as the case may be, a pharmaceutical product owned by such company or to which it has rights which is at a similar stage of research, development or commercialization (as the case may be), and with similar market potential as the applicable Product and at a similar stage in life cycle, taking into account, as applicable: that product’s profile of efficacy and safety; proprietary position, including expected and actual market exclusivity (including patent and regulatory exclusivity); regulatory status, including anticipated or approved labeling and anticipated or approved post-approval requirements; present and future market and commercial potential, including the competitiveness of the marketplace; any legal and regulatory issues involved, the expected and actual profitability of that product and other relevant factors, including technical, legal, scientific, medical, sales performance, commercial and/or marketing factors. 1.26 “Competitive Infringement” has the meaning set forth in Section 13.2.1. 1.27 “Confidential Information” has the meaning set forth in Section 10.1. 1.28 “Confidentiality Agreement” means that certain Confidentiality Agreement between Aquestive and Pharmanovia executed and delivered as of December 13, 2021. 1.29 “Control” or “Controlled” means, with respect to any Intellectual Property, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party (or its Affiliate) of the ability to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Intellectual Property as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access or use. 1.30 “CPA Firm” has the meaning set forth in Section 7.11. 1.31 “Delivery Failure” has the meaning set forth in Section 5.10.1. 1.32 “Development” means all development activities conducted in connection with or as a condition of seeking or obtaining and maintaining Regulatory Approval of the Product in the Field in the Territory including, among other things: (a) the conduct of all research, non-clinical, and pre-clinical activities, testing and studies of the Product; drug discovery, toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies, formulation, statistical analysis and report writing; (b) the conduct of all clinical studies (including post-Marketing Authorization human studies) and the distribution of the Product for use in clinical studies, if any; (c) preparation, filing and prosecution of any Regulatory Approval or Regulatory Approval Application for the Product; (d) responsibility for all regulatory filing submissions and registrations; (e) Raw Material testing; (f) all development activities directed to label expansion (including prescribing information) or obtaining Marketing Authorization of the Product for one or more additional indications following initial Marketing

5 Authorization; (g) all development activities conducted after receipt of Marketing Authorization of the Product that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Marketing Authorization; (h) any pharmacoeconomic studies required for the Marketing Authorization; (i) any investigator- or institution-sponsored studies required for the Marketing Authorization; (j) pre-approvals, post- approval obligations and reporting relating to the Product in the Field in the Territory; and (j) all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development. 1.33 “Disclosing Party” has the meaning set forth in Section 10.1. 1.34 “Dosage Strength” means the dosage strength with respect to the Product as set forth in the Product Schedule. 1.35 “Dossier” means a copy of the documents submitted to the FDA in support of the NDA for the Product including scientific and technical data relating to the Product and other related information that may be required for Pharmanovia’s submissions for Regulatory Approvals in the Territory; for the avoidance of doubt this includes but not limited to any raw technical data supporting the NDA during pre-assessment and assessment phases. 1.36 “Excluded Claim” has the meaning set forth in Section 14.12.8. 1.37 “Effective Date” has the meaning set forth in the Preamble of this Agreement. 1.38 “Exchange Rate” has the meaning set forth in Section 7.2. 1.39 “Executive Officer” has the meaning set forth in Section 14.12.2. 1.40 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended and as may be further amended after the Effective Date, and any equivalent non-U.S. regulations or standards, if and as applicable during the Term. 1.41 “FDA” means the United States Food and Drug Administration, and any of its successor agencies or departments. 1.42 “Field” means the field with respect to the Product as set forth in the Product Schedule. 1.43 “First Commercial Sale” means with respect to a country in the Territory, the first sale of the Product to a Third Party by Pharmanovia (or any Affiliate or subcontractor of Pharmanovia authorized by Pharmanovia pursuant to this Agreement) within such country in the Territory after Regulatory Approval (and where applicable, (i) pricing or reimbursement approval in such country and (ii) labeling approval) for the Product has been obtained in such country. 1.44 “Force Majeure” has the meaning set forth in Section 14.7. 1.45 “GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American

6 Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied. 1.46 “Healthcare Laws” shall mean (i) the Federal Food, Drug & Cosmetic Act (FDC Act) (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder, including but not limited to those related to current good manufacturing practices (cGMP) and any analogous law of any foreign country (including for the avoidance of doubt EU cGMP); (ii) any and all federal, state and local fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the criminal health care fraud statute (18 U.S.C. § 1347), the regulations promulgated pursuant to such statutes, and any analogous law of any state or foreign country; (iii) any federal, state, or local law regulating the interactions with healthcare professionals and reporting thereof and any analogous law of any foreign country; (iv) the Controlled Substances Act and the regulations promulgated thereunder and any analogous law of any foreign country; (v) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) (HIPAA), the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), the regulations promulgated under such laws, and any applicable state privacy and security laws and any analogous law of any foreign country; (vi) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (vii) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (viii) TRICARE (f/k/a CHAMPUS); (ix) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (x) quality, safety and accreditation standards and requirements of all applicable state, federal, and foreign laws or regulatory bodies; (xi) requirements of law relating to the manufacturing, labeling or relabeling, packaging or repackaging, marketing, sale, or distribution of drugs or medical devices, including laws governing license requirements for any of the foregoing activities; (xii) laws related to the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure or accreditation; and (xiii) laws and regulations promulgated by any regulatory authority equivalent to the FDA in a foreign country including but not limited to the European Medicines Agency (“EMA”) and the Medicines and Healthcare Products Regulatory Agency (“MHRA”) including the applicable regulations and guidances of the FDA and the EMA (and national implementations thereof) that constitute good laboratory practices, good manufacturing practices and good clinical practices). 1.47 “Housemark” means the name and logo of Aquestive or any of its Affiliates as identified in Schedule 1.47A attached hereto, and the name and logo of Pharmanovia or any of its Affiliates as identified on Schedule 1.47B attached hereto, as each such schedule may be updated from time to time, and made a part hereof by amendment of such Schedule. 1.48 “ICC” has the meaning set forth in Section 14.12.3. 1.49 “ICC Rules” has the meaning set forth in Section 14.12.3.

7 1.50 “Improvements” means any invention, discovery, development or modification with respect to the Product, the technology covered by the Aquestive Patents and/or the Aquestive Know-How and/or relating to the exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Supply, ingredients, preparation, presentation, formulation, means of delivery (including the development of any delivery system or enhancement thereto) or dosage of the Product, the technology covered by the Aquestive IP, any discovery or development of any new or expanded indications for the Product, the technology covered by the Aquestive IP or any discovery or development that improves the stability, safety or efficacy of the Product, the technology covered by the Aquestive IP. 1.51 “Indemnitee” has the meaning set forth in Section 11.3.1. 1.52 “Indemnitor” has the meaning set forth in Section 11.3.1. 1.53 “Intellectual Property” means, collectively, all: (a) patents and patent applications, including, without limitation, any divisionals or any substitute applications, any patent issued with respect to any such patent applications, any patents which remain valid subsequent to any post grant proceedings or other challenges which result in the patent being enforceable, any amendment or extension including any supplementary protection certificate of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein; (b) copyrightable works, copyrights in works of authorship of any type, including computer software and industrial designs, registrations and applications for registration thereof; (c) trade secrets, know-how, processes, specifications, product designs, descriptions of the manufacturing process and equipment and all other manufacturing information, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, data, research records, supplier lists and similar data and information, and all rights in any jurisdiction, according to the Applicable Laws of such jurisdiction, to limit the use or disclosure thereof; (d) any and all rights to extensions to any of the foregoing; (e) any and all rights of application regarding any of the foregoing; and (f) rights to sue and recover damages or obtain injunctive relief for infringement, or misappropriation of any of the foregoing. 1.54 “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts), together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations, investigations and injunctions that arise from or relate to a Third Party Claim. 1.55 “Marketing Authorization” means authorization from the relevant Regulatory Authority within the Territory to market, sell or otherwise Commercialize the Product in one or more countries in the Field in the Territory. 1.56 “Marketing Expenses” means all costs and expenses incurred in connection with the Commercialization of the Product in the Field in the Territory, including, without limitation:

8 (a) marketing, advertising, sampling, and promotional activities; (b) marketing studies; (c) primary and secondary market research; (d) promotional materials; and (e) samples. 1.57 “Milestone Payments” has the meaning set forth in Section 7.1. 1.58 “Minimum Volume Commitment” has the meaning set forth in Section 7.4. 1.59 “[****]” has the meaning set forth in Section 2.9. 1.60 “NDA” means a new drug application submitted pursuant to the requirements of the FDA under 21 U.S.C. § 355(b)(1) of the Act, in each case, with all additions, deletion or supplements thereto. 1.61 “Net Sales” means, for any period of determination, the aggregate amount invoiced for the Product by Pharmanovia (or any Affiliate, or agent of Pharmanovia) to a Third Party during such period, less amounts for the following accruals applied on a per Unit basis: (a) credits, refunds, allowances, charge-backs, rebates, returns, distribution and other fees, reimbursements, bona fide price reductions, and similar payments provided to wholesalers, chains, mass merchandisers, group purchasing organizations and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations, any governmental, quasi-governmental or regulatory body, agency or authority in respect of any governmental programs; (b) credits or discounts related to sales promotions, trade show discounts and stocking allowances and trade volume and cash discounts and rebates in amounts that are usual and customary, including retroactive corrections, including shelf stock or other pricing related adjustments (and corrections for billing errors or shipping errors); and (c) any tax, tariff, duty or government charge (including any sales, value added, excise or similar tax or relevant surtax or government charge) levied on the sale, importation, exportation, transportation or delivery of the Product and borne by the seller thereof that is not reimbursed by any Third Party. (d) costs incurred for such Product that is destroyed due to recall of goods; and (e) any other similar and customary deductions that are consistent with International Financial Reporting Standards. The amounts recognized as Net Sales, including any deductions accrued pursuant to clauses (a) through (d) of this Section 1.61 shall be consistent with and determined from books and records maintained in accordance with International Financial Reporting Standards and shall only be deducted once and only to the extent not otherwise deducted from the aggregate amount invoiced.

9 A “sale” shall not include transfers or dispositions of Product for pre-clinical or clinical purposes or as samples, in each case, without charge. For the purposes of this definition the transfer of Product by Pharmanovia to any Affiliate shall not be considered a sale unless such Affiliate is the last entity in the distribution chain that directly sells and dispenses Product to patients, health care providers, and/or health institutions. 1.62 “Party” or “Parties” has the meaning set forth in the Preamble to this Agreement. 1.63 “Payment Period” means each Calendar Quarter period during the Term; commencing in the year in which the First Commercial Sale of the Product occurs. 1.64 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other legal entity or organization, including a government or political subdivision, department, or agency of a government. 1.65 “Pharmanovia” has the meaning set forth in the Preamble to this Agreement. 1.66 “Pharmanovia Indemnitees” has the meaning set forth in Section 11.2. 1.67 “Pharmanovia Marks” means the Pharmanovia Housemark and such trade dress and trademarks as are notified to Aquestive by Pharmanovia in writing from time to time. 1.68 “Primary Packaging” means the foil pouch that individually wraps and touches each Unit. 1.69 “Primary Packaging Design” means artwork associated with the Primary Packaging for the Product in the Field in the Territory. 1.70 “Product” means the Product set forth in the Product Schedule. 1.71 “Product Label” means labels and other written material pertaining to the core label for the Product including, but not limited to, safety information, prescribing information, medication guides, and instructions for use. 1.72 “Product Requirements” has the meaning set forth in Section 5.1. 1.73 “Product Schedule” means with respect to the Product, the Product specific details concerning the Product including the Product description, the API, specific Aquestive Product Patents (if any) covering the Product, specific Aquestive Product Mark(s) (if any) covering the Product, Dosage Strength, Milestone Fees, Minimum Volume Commitment, Royalty Fees, Territory, Product Transfer Price and any other Product or Territory-specific information required for the performance of the obligations contemplated under this Agreement. 1.74 “Product Transfer Price” has the meaning set forth in Section 5.2.

10 1.75 “Profit” means, for any period of determination, Net Sales, less Product Transfer Price on a per Unit basis, less the following accruals applied on a per Unit basis: quality release, distribution and logistics fees, freight and insurance. 1.76 “Profit Share” has the meaning set forth in Section 5.2. 1.77 “Purchase Orders” has the meaning set forth in Section 5.1. 1.78 “Quarterly Payment Reports” has the meaning set forth in Section 7.5. 1.79 “Quality Agreement” has the meaning set forth in Section 5.11. 1.80 “Raw Materials” means raw materials, chemicals, work-in-process, and other materials used to Supply Product under this Agreement. 1.81 “Raw Materials Safety Stock” has the meaning set forth in Section 5.9. 1.82 “Recall” has the meaning set forth in Section 4.8.1. 1.83 “Recall Expenses” has the meaning set forth in Section 4.8.1. 1.84 “Recall Objection Notice” has the meaning set forth in Section 4.8.3. 1.85 “Receiving Party” has the meaning set forth in Section 10.1. 1.86 “Regulatory Approval” means authorization from the relevant Regulatory Authorities within the Territory for approval to Commercialize the Product in the Field in the Territory, including the Marketing Authorization for the Product. 1.87 “Regulatory Approval Application” means any filings submitted to a Regulatory Authority in the Territory, in each case, with all additions, deletion or supplements thereto, for Regulatory Approval of the Product in the Field in the Territory. 1.88 “Regulatory Authority” means any national, international, federal, regional, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, regulatory agency, department, bureau, commission, council or other regulatory or taxing authority entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, including with respect to the granting of approvals (including pricing and reimbursement approvals), licenses, registrations, or authorizations for the marketing, sale, manufacturing, testing, labeling, storage, handling, packaging, shipping or supply of the Product or granting Regulatory Approval for the Product, including the FDA, any other regulatory authority(ies) equivalent to the FDA including the EMA and the MHRA, and any successor(s) thereto having substantially the same functions, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body). 1.89 “Regulatory Notification” shall have the meaning given to it in Section 4.6.2.

11 1.90 “Rescheduled Delivery Date” has the meaning set forth in Section 5.10.1. 1.91 “[****]” has the meaning set forth in Section 2.9. 1.92 “[****]” has the meaning set forth in Section 2.9. 1.93 “[****]” has the meaning set forth in Section 2.9. 1.94 “Royalty Fees” has the meaning set forth in Section 7.2. 1.95 “Safety Data Exchange Agreement” has the meaning set forth in Section 5.12. 1.96 “Secondary Packaging” means the packaging that contains the Primary Packaging and which does not come in contact with the single dosage strips of the Product. 1.97 “Secondary Packaging Design” means artwork associated with the Secondary Packaging for the Product in the Field in the Territory. 1.98 “Specifications” means the written specifications for the Product and Raw Materials including, without limitation, the shelf life of the Product and Raw Materials for such Product and the specifications as set forth in the applicable Regulatory Approval for the Product. The Specifications, and any modifications or supplements thereto from time to time during the Term, shall be mutually approved in a specific written agreement by the Parties and, upon such mutual written agreement, shall be deemed to be incorporated by reference in this Agreement. 1.99 “Statement of Work” means a written document executed and delivered by the Parties that defines, as applicable, the work activities, requirements, deliverables, timeline, associated pricing and any other terms and conditions to govern given work project to be conducted by Aquestive under this Agreement. 1.100 “Steering Committee” has the meaning set forth in Section 6. 1.101 “Supply” means all activities related to the manufacture, supply, processing, storing, labeling, and packaging (as specified in this Agreement) quality control, storage release by Aquestive for sale and delivery of the Product including quality control and release. 1.102 “Technology Transfer Plan” has the meaning set forth in Section 9.2. 1.103 “Technology Transfer Partner” has the meaning set forth in Section 9.2. 1.104 “Term” has the meaning set forth in Section 12.1. 1.105 “Territory” means the territory with respect to the Product as set forth in the Product Schedule. 1.106 “Third Party” means any Person other than Aquestive and Pharmanovia and their respective Affiliates. 1.107 “Third Party Claim” has the meaning set forth in Section 11.1.

12 1.108 “Unit” shall mean a single dosage strip of the Product, in an individual foil pouch, for sample or sale. 2. CERTAIN RIGHTS AND OBLIGATIONS 2.1 Licenses Granted to Pharmanovia. Subject to the terms and conditions of this Agreement, Aquestive hereby grants to Pharmanovia, and Pharmanovia hereby accepts, during the Term, as to the Product in the Field in the Territory, an exclusive (including as to Aquestive and its Affiliates), royalty-bearing license under and to the Aquestive Product Patents and as to the Product in the Field in the Territory, an exclusive, royalty-bearing, license under and to the Aquestive IP to: (i) register the Product with the applicable Regulatory Authorities within the Field in the Territory and (ii) Commercialize the Product in the Field in the Territory (including but not limited to the right to sublicense to distributors the right to distribute and promote the Product in the Territory in accordance with the terms of this Agreement. 2.2 Exclusivity. 2.2.1 Aquestive hereby covenants and agrees with Pharmanovia that during the Term, other than as expressly provided in this Agreement, neither Aquestive or its Affiliates, nor any Person acting on behalf of Aquestive or its Affiliates, shall grant any license or right with respect to the Aquestive IP to any Affiliate or Third Party to, research, make, have made, Develop or Commercialize the Product in the Field in the Territory. Notwithstanding anything to the contrary contained in this Agreement, Aquestive shall have the sole and exclusive right to be the exclusive Developer (except for the limited Development rights of Pharmanovia set forth in Section 4.3, manufacturer and supplier of all Product Commercialized under this Agreement. 2.2.2 Pharmanovia hereby covenants and agrees that neither Pharmanovia, nor any of its Affiliates shall, directly or indirectly (whether through an Affiliate, Third Party, or by any transfer or license rights to an Affiliate or Third Party), during the Term, make, use, Develop (except for the limited Development rights of Pharmanovia set forth in Section 4.3), import/export, seek Regulatory Approval for, manufacture, supply, distribute, offer to sell, sell, market, promote, detail, or otherwise commercialize any products that contains the API as the active pharmaceutical ingredient and that is delivered in a buccal, sublingual or nasal form, in the Field in the Territory other than pursuant to this Agreement and other than to the extent such products are being commercialized by Pharmanovia as of the Effective Date. 2.3 No Implied Licenses; Negative Covenant. Except as set forth in this Agreement, neither Party shall acquire any license or other Intellectual Property interest, by implication or otherwise, under any Intellectual Property Controlled by the other Party or its Affiliates. Neither Party shall, nor shall it permit any of its Affiliates or subcontractors to, practice any Intellectual Property licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement. 2.4 Use of Subcontractors. 2.4.1 Aquestive Use of Subcontractors. Subject to the terms of the Agreement, Pharmanovia acknowledges and agrees that Aquestive may exercise its rights or perform its obligations, including Development, clinical and Supply activities, under this Agreement through

13 one or more subcontracts with Third Parties selected by Aquestive; provided that, Aquestive will remain fully responsible to Pharmanovia for the performance of all obligations delegated to the subcontractor including responsibility for the work allocated to, and payment to, such Third Parties to the same extent it would if it had done such work itself. Aquestive shall notify Pharmanovia in writing of all activities sub-contracted to Third Parties and the names thereof. 2.4.2 Pharmanovia Use of Subcontractors. Subject to the terms of the Agreement, Aquestive acknowledges and agrees that Pharmanovia may exercise its rights or perform its obligations including the right to Develop (as set forth in Section 4.3), Commercialize, to hold Regulatory Approvals and distribute the Product in the Territory under this Agreement through one or more subcontracts for distribution with Third Parties selected by Pharmanovia; provided that, except as set forth in this Agreement, Pharmanovia will remain fully responsible for the performance of all obligations delegated to the subcontractor including responsibility for the work allocated to, and payment to, such Third Parties to the same extent it would if it had done such work itself. 2.5 Trademarks. 2.5.1 Subject to the terms and conditions of this Agreement, Aquestive hereby grants to Pharmanovia, and Pharmanovia hereby accepts as to the Product in the Field in the Territory: (a) a non-exclusive, non-transferable, non-sublicensable license to use the Aquestive Marks (excluding the Aquestive Product Mark(s)); and (b) an exclusive, non-transferable, non- sublicensable license to use the Aquestive Product Mark(s), in each case, solely in conjunction with the Commercialization of the Product in the Field in the Territory and solely for such uses as are specifically approved in writing by Aquestive (which uses Aquestive hereby confirms includes use of the Aquestive Marks to identify Aquestive as the manufacturer of the Product if so required by Applicable Laws). For the avoidance of doubt there is no obligation on Pharmanovia to apply the Aquestive Marks to the Product packaging, except as required by Applicable Law. 2.5.2 Aquestive hereby confirms that Pharmanovia may apply the Pharmanovia Marks to the Product. Subject to the terms and conditions of this Agreement, Pharmanovia hereby grants to Aquestive, and Aquestive hereby accepts, a non-exclusive, non-transferable, non- sublicensable license to use the Pharmanovia Marks solely in conjunction with the labeling and specified packaging of Product for Supply in the Field in the Territory and solely as such are approved in writing by Pharmanovia. 2.5.3 Without prejudice to Section 2.5.2, Aquestive shall: 2.5.3.1 only use the Pharmanovia Marks in accordance with all written instructions (including any brand guidelines) which Pharmanovia may provide to Aquestive from time to time; 2.5.3.2 not apply to register or otherwise attempt to register (whether in its own name, or in the name of any third party), any Pharmanovia Mark or any confusingly similar trade mark as a trade mark with any governmental authority, in any jurisdiction, at any time.

14 2.5.4 All use of the Pharmanovia Marks by Aquestive and its Affiliates, and all goodwill generated in connection therewith, shall inure solely for and to the benefit of Pharmanovia. 2.6 Packaging and Labeling. 2.6.1 Packaging and Labeling. Aquestive shall label and package Product in accordance with the Primary Packaging Design Specifications and Secondary Packaging specifications that are provided by Pharmanovia from time to time. Pharmanovia shall be responsible, at its cost and expense, for developing and providing Aquestive with a copy of all graphics and artwork to be used with the Product, including the Primary Packaging Design, which shall be delivered to Aquestive as an electronic file in Adobe Illustrator format. Pharmanovia shall be responsible, at its cost and expense, for any required submissions to the applicable Regulatory Authorities in the Territory regarding the labeling and packaging configurations for the Product, including any permitted changes in labeling or packaging configurations, and shall be responsible, at its cost and expense, for ensuring that labeling, packaging configurations, and the Primary Packaging Design Specifications complies with Applicable Law. Pharmanovia shall be responsible for ensuring that all Primary Packaging and Secondary Packaging complies with Applicable Law. The packaging for the Product, including the Primary Packaging and Secondary Packaging, shall, if required by Applicable Law indicate that the Product is manufactured by Aquestive. 2.6.2 Changes. 2.6.2.1 Changes to Packaging of Product. Pharmanovia shall have the right, upon prior written notice to Aquestive, to change the Primary Packaging and Secondary Packaging of the Product consistent with Applicable Law and the terms and conditions of this Agreement. Upon delivery of such written notice, the Parties will mutually agree in good faith upon a written Statement of Work that shall include a reasonable timeframe for implementation of such changes, including without limitation, giving effect to the use of the remaining work-in- process and any Raw Materials and packaging materials in-process or held in inventory by Aquestive prior to effecting such change and a reasonable estimate of the additional costs and expenses to be reimbursed to Aquestive by Pharmanovia as a result of the implementation of such changes; provided that any such costs and expenses arising from a change of Manufacturing Site by Aquestive shall be borne by Aquestive. Subject to the foregoing, such changes shall be at Pharmanovia’s sole cost and expense (including documented cost of any inventory, work-in- process, Raw Materials, documentation updates and packaging materials of Aquestive which become obsolete or unusable as a result of such request) provided that Aquestive shall use Commercially Reasonable Efforts to reallocate such inventory, work in process, Raw Materials and packaging materials. Aquestive shall not be required to make any such change if: (a) it requires any material capital investment by Aquestive; or (b) it results in any cost increases (including manpower allocations or resources) to Aquestive that is not reimbursed by Pharmanovia. For the avoidance of doubt the initial implementation of a new SKU of the Product in the Territory shall not constitute a change pursuant to this Section 2.6.2.1. 2.6.2.2 Changes to Product Specifications. Either Party shall have the right to request that a change be made to the Specifications for the Product upon prior written

15 notice to, and (except for changes required by Applicable Law) subject to the approval of, the other Party and, if approved, the Parties shall agree on a reasonable timeframe for implementation of such changes. If either Party proposes making any material changes to the Specifications, such Party shall give the other Party at least sixty (60) days prior written notice of the proposed change unless such change is required because of Applicable Law, regulatory requirements or product performance concerns, or the availability or quality of the Product components, in which case such notice shall be provided as soon as reasonably possible. The other Party shall promptly, but no later than within thirty (30) days after receiving such written notice, inform the notifying Party in writing of any objections to the proposed change, including any changed validation requirements necessary to accept such proposed change. In no event may any change in the Specifications of the Product be implemented except in compliance with Applicable Law. Neither Pharmanovia nor Aquestive shall refuse without good and reasonable cause implementation of a proposed change in the Specifications that is or would be otherwise allowed by Regulatory Authorities and that does not affect the Product Transfer Price or the performance of the Product and Aquestive shall not refuse the implementation of a proposed change requested by Pharmanovia subject to Aquestive and Pharmanovia agreeing in good faith in writing to such change. If a change is made under this Section 2.6.2.2, the Party requesting the change shall be liable for the costs and expenses of implementing such change (with the exception of if a change is required to comply with Applicable Law or regulatory requirements in the Territory in which case Pharmanovia shall be liable for such costs and expenses). 2.7 Aquestive Retained Rights. Any rights of Aquestive not expressly granted to Pharmanovia under the provisions of this Agreement shall be retained by Aquestive. In furtherance of the foregoing and not in limitation thereof, Aquestive, except as expressly set forth in Section 2.1, shall retain the right: (a) to carry-out its obligations under this Agreement; and (b) to exploit the Aquestive IP for purposes outside of the scope of the licenses granted in Section 2.1 for any and all purposes anywhere in the world, without any duty to account to Pharmanovia or obtain Pharmanovia’s consent for such exploitation. 2.8 Confirmatory Licenses. Aquestive shall if requested to do so by Pharmanovia, enter into one or more confirmatory license agreements in such form as may be agreed by the Parties for purposes of recording the licenses granted under this Agreement with the applicable patent offices in the Territory. The Parties shall use best efforts to ensure that, subject to Applicable Law, neither this Agreement, nor the contents thereof (excepts as required by Applicable Law) shall form part of any public record. 2.9 [****] 3. COMMERCIALIZATION 3.1 Pharmanovia Responsibility and Control. Except as otherwise expressly set forth in this Agreement, Pharmanovia shall have sole responsibility for all Commercialization activities for the Product in the Field in the Territory, including developing strategies and tactics related to the advertising, promotion, pricing, marketing, and selling the Product in the Field in the Territory. Pharmanovia shall comply, and shall use Commercially Reasonable Efforts to procure that all of its Third Party agents and subcontractors, if any, to comply, with all Applicable Law in Commercializing the Product in accordance with this Agreement.

16 3.2 Specific Commercialization Rights and Obligations of Pharmanovia. Subject to any conditions or limitations set forth in this Agreement, it shall be Pharmanovia’s sole right and responsibility as to the Product in the Field in the Territory to: (a) develop advertising and promotional materials related to the Product; (b) book sales for the Product; (c) handle all returns of the Product; (d) handle all aspects of order processing, Product distribution, invoicing and collection of receivables for the Product; (e) collect data regarding sales to end users of the Product; (f) monitor inventory levels of the Product; (g) provide first line customer support; (h) conduct pharmacovigilance; (i) warehouse the Product; and (j) determine the price for the Product and any discounts and rebates that may be offered thereto, including decisions relating to customer allowances and credits. 3.3 Product Launch and Market Coverage. Pharmanovia shall use its Commercially Reasonable Efforts to launch the Product in the applicable country in the Territory within sixty (60) days of receiving the first delivery of saleable, Product following the later of pricing reimbursement and receipt of the Regulatory Approval of such Product in such country in the Territory. Aquestive acknowledges that it shall be consistent with Commercially Reasonable Efforts for Pharmanovia to prioritize Commercialization of the Product in certain countries of the Territory and not to proceed with Commercialization of a Product in all countries of the Territory at the same planned timetable. 3.4 Commercialization and Marketing Expenses. Pharmanovia shall be responsible for and pay one hundred percent (100%) of all costs and expenses incurred in connection with the Commercialization of a Product in the Territory including, without limitation, all Marketing Expenses. 4. DEVELOPMENT AND REGULATORY MATTERS 4.1 Transfer of Regulatory Documentation and Other Information. 4.1.1 At no cost to Pharmanovia except as set out in the Product Schedule, Aquestive will provide Pharmanovia with the applicable Dossier (including associated CMC Data and clinical and other data referenced in the Dossier to the upon Pharmanovia’s payment of the first milestone payment to Aquestive as set forth in the Product Schedule and, subject to the terms of this Agreement, will use Commercially Reasonable Efforts to provide, on an ongoing basis during the Term: 4.1.1.1 copies of all (i) applications (including all INDs), registrations, licenses, authorizations and approvals including ANDA in relation to the Product; and (ii) material correspondence and reports submitted to or received from Regulatory Authorities related to the Product and all supporting documents with respect thereto and referenced therein, including all adverse event files and complaint files; 4.1.1.2 necessary technical consultation and clinical study support by Aquestive personnel;

17 4.1.1.3 to the extent in Aquestive’s possession or control, such further documentation related to a Regulatory Approval for the Product requested by a Regulatory Authority; in each case in a timely manner to support Pharmanovia’s efforts to obtain Regulatory Approvals for the Product in the Field in the Territory. 4.1.2 At no cost to Aquestive, Pharmanovia shall provide Aquestive with copies of: (a) data and documents submitted to Regulatory Authorities in connection with obtaining Regulatory Approvals and post-approval maintenance of the Regulatory Approvals for the Product on a quarterly basis during the Term; (b) its annual report for safety and Adverse Events filed with applicable Regulatory Authorities in English; and (c) in English other safety data received by Pharmanovia with respect to the Product on an annual basis or more frequently as required to ensure expedited safety reporting in accordance with Applicable Law or as reasonably requested by Aquestive in writing from time to time during the Term and in accordance with the Safety Data Exchange Agreement. 4.1.3 At no cost to Pharmanovia, Aquestive shall provide Pharmanovia a summary of Adverse Events reported by Aquestive to the FDA on an annual basis or more frequently as required to ensure expedited safety reporting in accordance with Applicable Law in the relevant country in the Territory or as reasonably requested by Pharmanovia in writing from time to time during the Term and in accordance with the Safety Data Exchange Agreement. 4.1.4 Aquestive will provide Pharmanovia with such documentation (including clinical trial data) in Aquestive’s possession or control, and technical assistance, as is necessary or desirable for Pharmanovia to maintain the Regulatory Approvals in the Territory. 4.1.5 The documentation and support and consultation to be provided pursuant to Section 4.1.2 and Section 4.1.4 by Aquestive to Pharmanovia shall be provided at no charge except the extent that Aquestive is not in possession or control of the relevant documentation and/or further work is required to generate the documentation and/or provide the support; in these circumstances Aquestive will provide Pharmanovia with cost estimates to provide the relevant documentation and/or support and the Parties mutually agree in writing to execute a Statement of Work for these activities prior to the commencement of such work. 4.2 Development Rights and Responsibilities of Aquestive. Aquestive shall provide Pharmanovia, at no cost, with regulatory materials and other regulatory data and information in its possession or control related to the Product (in English), to the extent necessary to support the Development activities to be conducted by Pharmanovia under this Agreement with respect to the Product in the Field in the Territory to the extent required by a Regulatory Authority in connection with the Regulatory Approvals including to achieve Marketing Authorization for the Product in the Field in the Territory or maintenance thereof. Aquestive shall use Commercially Reasonable Efforts to cause the relevant Third Parties to provide Pharmanovia with regulatory materials and other regulatory data and information related to each Product in English to the extent required by a Regulatory Authority in connection with a Regulatory Approval including the Marketing Authorization for the Product in the Field in the Territory; in connection with this Third Party support Aquestive will provide Pharmanovia with cost estimates from these Third Parties to

18 provide the relevant support and the Parties mutually agree in writing to execute a Statement of Work for these activities prior to the commencement of such work. At Pharmanovia’s written request in connection with a Regulatory Approval or Regulatory Approval Application or maintenance thereof for the Product in the Field in the Territory, Aquestive shall use Commercially Reasonable Efforts to provide reasonable assistance to Pharmanovia with its preparation and submission of such Regulatory Approval Application or maintenance for the Product in Field in the Territory. 4.3 Development Rights and Responsibilities of Pharmanovia. Subject to the general oversight of the Steering Committee, Pharmanovia shall have sole responsibility for and have sole right to carry out, the performance of, and unless otherwise expressly set forth in this Agreement, shall be responsible for the sole cost of, the Development activities described in this Section 4.3. 4.3.1 Approval and Post-Approval Activities. Pharmanovia shall be solely responsible for, and have sole right to perform, the Development activities required to obtain the Regulatory Approvals and any post-approval maintenance of Regulatory Approvals for the Product in the Field in the Territory including, without limitation, any Phase III or Phase IV commitments, periodic safety reviews, annual reports, regulatory submissions, and the development, stability testing, implementation, and maintenance of a pharmacovigilance program. Pharmanovia shall provide Aquestive data and documents relating to such Development activities and post-approval maintenance of the Regulatory Approvals: (i) as requested by Aquestive and (ii) at least thirty (30) days prior to submitting any such data or document to any Regulatory Authority. Aquestive shall Supply Pharmanovia quantities of Product required for clinical studies (“Clinical Supply”), registration purposes, and validation purposes at the Product Transfer Price, in each case, if necessary for Development of the Product in the Field in the Territory and to the extent included in a Statement of Work. Aquestive shall provide Clinical Supply with blank packaging, and Pharmanovia shall be solely responsible for the labeling of Clinical Supply. 4.3.2 No Right to Develop Product Formulation. Notwithstanding anything to the contrary contained in this Agreement or otherwise, Pharmanovia acknowledges and agrees that neither it nor any of its Affiliates, agents or subcontractors shall have any right to Develop the Product formulation itself. In the event that any Regulatory Authority requires any modification to the Product formulation, Aquestive shall, at Pharmanovia’s sole cost and expense: (i) assess in good faith the feasibility of such modifications to the Product formulation and (ii) if feasible, engage in Development of the Product formulation and shall deliver the necessary information and documents to Pharmanovia in accordance with the requirements of such Regulatory Authority. 4.4 Regulatory Activities. Pharmanovia shall be responsible for preparing and filing all Regulatory Approval Applications and other documents in the Field in the Territory, and each Regulatory Approval relating to the Product in the Field in the Territory shall, during the Term, be owned by and held in the name of Pharmanovia or its Affiliate or nominee. Pharmanovia shall file each Regulatory Approval Application in accordance with Applicable Law. Pharmanovia shall be solely responsible for the conduct of, have sole right to conduct, and shall use Commercially Reasonable Efforts to, promptly conduct: all Development activities in connection with or as a condition of seeking or obtaining and maintaining Regulatory Approval of each Product in the Field in the Territory, including, without limitation, preparing and filing all regulatory applications

19 and documents in the Territory, meetings with Regulatory Authorities in the Territory, submissions and maintenance of each Regulatory Approval Application and preparation and submission of all supplements thereto, conducting periodic safety reviews, all submissions to the Regulatory Authorities in the Territory, all post-marketing obligations required by the Regulatory Authorities, and the development and implementation of a pharmacovigilance program specific to the Product in the Field in the Territory, all in compliance with all Applicable Law. Pharmanovia shall be responsible and pay for one hundred percent (100%) of the costs and expenses incurred in connection with the foregoing activities unless otherwise specifically provided for in this Agreement. Pharmanovia shall designate a regulatory liaison to report to the Steering Committee on the status of regulatory activities, including material communications with all Regulatory Authorities in the Territory, on an as-needed basis as determined by the Steering Committee. Pharmanovia shall provide the Steering Committee with reasonable advance notice, but not less than thirty (30) days’ notice, of Pharmanovia’s intent to file any Regulatory Approvals for the Product. 4.5 Annual Stability Testing. If any annual stability testing on the Product is required by any Regulatory Authority in the Territory (which is outside the scope of any annual stability testing that has already been completed by Aquestive, or if Aquestive does not already have the data required by the Regulatory Authority to prevent the need for any further annual stability testing) where the Product is commercially sold, Aquestive shall perform such stability testing pursuant to a Statement of Work, and Pharmanovia shall be responsible for all costs and expenses associated with the performance and maintenance of such stability testing. For the avoidance of doubt, at no cost to Pharmanovia, Aquestive shall share with Pharmanovia stability data in its possession or control generated from any stability data testing on the Product required by any Regulatory Authority outside the Territory. 4.6 Communications and Meetings with Regulatory Authorities. 4.6.1 Communications with Regulatory Authorities. Pharmanovia shall have sole control, and have authority and responsibility for, interfacing, corresponding, and meeting with all Regulatory Authorities for Regulatory Approvals in the Territory. At all times during the Term, Pharmanovia shall be responsible, at its cost and expense, for pharmacovigilance reporting to the applicable Regulatory Authorities in compliance with Applicable Law in the Territory, including, but not limited to, reporting any and all Adverse Events to the applicable Regulatory Authorities. 4.6.2 Notification by the Parties of Regulatory Actions. Each Party shall as soon as reasonably possible after receipt of any notices of inspections, proposed regulatory actions, investigations or material official written requests by any Regulatory Authority with respect to the Supply or Commercialization of Product, as well as any corrective or other actions with Regulatory Authorities initiated by a Party with respect thereto within or outside the Territory (“Regulatory Notification”) so far as they relate to the Territory, provide written notice to the other Party in reasonable detail with respect thereto and will provide the other Party with copies of all related documentation.

20 4.7 Regulatory Notifications. 4.7.1 Notice. Each Party or its respective authorized representative shall provide the other Party with written notice, in a sufficiently timely basis to enable the other Party to comply in all material respects with Applicable Law in the relevant country in the Territory and in any event within three (3) Business Days of receipt of a Regulatory Notification that: (a) raises any material concerns regarding the safety or efficacy of the Product; (b) indicates or suggests a Third Party Claim arising in connection with the Product; or (c) is reasonably likely to lead to a Recall, market withdrawal or field correction of, field alert report or comparable report with respect to the Product. Examples of Regulatory Notifications shall include, but not be limited to correspondence from a Regulatory Authority relating to: 4.7.1.1 inspections by a Regulatory Authority of manufacturing, distribution or other related facilities concerning safety or efficacy issues with the Product; 4.7.1.2 inquiries by a Regulatory Authority concerning clinical investigation activities (including, without limitation, inquiries regarding investigators, clinical monitoring organizations and other related Third Parties) with respect to the Product; 4.7.1.3 any receipt of a warning letter from a Regulatory Authority relating to the Product; 4.7.1.4 any initiation of any Regulatory Authority investigation, detention, seizure, or injunction concerning the Product. 4.8 Recalls or Other Corrective Action. 4.8.1 Notice of Action. Aquestive shall maintain traceability records in accordance with Applicable Law, necessary to permit a recall, field correction or other notification to the field, of the Product. Pharmanovia shall have the exclusive right to institute a recall, market withdrawal, field correction or field report of the Product and shall be responsible for managing the recall and communications with customers and Regulatory Authorities. As soon as reasonably possible, Pharmanovia shall notify Aquestive of any actions to be taken by Pharmanovia or its Affiliates, subcontractors or agents with respect to any recall or market withdrawal or field correction, field alert report or comparable report or any matter which is suspected or likely to be the subject of a complaint which may require a recall, market correction or similar action relating to the Product in the Territory (a “Recall”) if possible this shall be prior to any such action being taken so as to permit Aquestive a reasonable opportunity to consult with Pharmanovia with respect thereto. At Pharmanovia’s written request and cost, Aquestive shall use Commercially Reasonable Efforts to provide reasonable assistance to Pharmanovia in conducting such Recall; the costs of such assistance shall be borne in the same manner as other Recall Expenses. The cost of any Recall, including, the costs of notifying customers and the costs associated with the shipment of such Product from customers and all reasonable credits extended to customers as a result thereof, and the costs of replacing the Product (collectively, “Recall Expenses”), occasioned or required as part of a general Recall of Product, shall be borne as provided in the following sentences: 4.8.1.1 Any Recall Expenses, to the extent solely caused by Aquestive its Affiliates or subcontractors, or the failure of Aquestive to Supply the Product conforming to the

21 Specifications or applicable Regulatory Approvals, as determined by a final non-appealable order of a Regulatory Authority or as mutually agreed in writing by the Parties, shall be borne by Aquestive. 4.8.2 Any Recall Expenses to the extent caused by Pharmanovia or any Third Party (other than Aquestive’s subcontractors) or the failure of Pharmanovia or its subcontractors to Commercialize the Product conforming to the applicable Regulatory Approvals or other breach of this Agreement by Pharmanovia, as determined by a final non-appealable order of a Regulatory Authority or as mutually agreed in writing by the Parties, shall be borne by Pharmanovia. 4.8.3 Recall Objection Notice. In the event that there is no determination by a Regulatory Authority or the Parties dispute which Party is the cause of a Recall, either Party may send a written notice of objection regarding such Recall to the other Party (the “Recall Objection Notice”). The Parties agree to attempt to resolve such dispute within ten (10) days after receipt of the Recall Objection Notice. If Pharmanovia and Aquestive fail within ten (10) days after receipt of the Recall Objection Notice to agree as to the Party that is the cause of such Recall, the issue, and as applicable, any representative samples of the Product, shall be submitted to a mutually and reasonably acceptable independent Third Party laboratory of national reputation, or consultant (if not a laboratory analysis issue), as evidenced by written agreement of the Parties, for analysis or review. The results of such evaluation by such independent Third Party laboratory or consultant, as the case may be, must be in writing and shall be binding upon the Parties. If Aquestive, its Affiliates or subcontractors is determined to have been the sole cause of such Recall, Aquestive shall pay one hundred percent (100%) of the Recall Expenses including the cost of any such evaluation, or, if it is determined that both Parties are partially at fault, then the Parties shall share in the Recall Expenses in proportion to each Party’s relative fault. Otherwise, Pharmanovia shall pay the Recall Expenses relating to such Recall including the cost of any such evaluation and destruction of any recalled Product. If the fees of the independent laboratory or consultant are due in advance, Pharmanovia and Aquestive shall each pay fifty percent (50%) of such fees; provided, however, that promptly after the independent Third Party laboratory or consultant completes its evaluation, the Party that is responsible for the Recall Expenses shall reimburse the other Party for its fifty percent (50%) share of such fees; and if the Parties are found to be proportionately at fault, each Party shall reimburse the other Party for such Party’s proportion of such fees. 4.8.4 Recall Information Received. Each Party shall, as soon as reasonably practicable, notify the other Party in writing of any Recall, market withdrawal or field correction of, field alert report or comparable report as detailed in the Quality Agreement with respect to the Product and supply all information received by it relating thereto in sufficient detail to allow the Parties to comply with Applicable Law in the relevant country in the Territory. 5. SUPPLY 5.1 Commercial Supply Obligations. 5.1.1 Subject to the terms and conditions of this Agreement, during the Term, Aquestive shall exclusively Supply Pharmanovia and Pharmanovia’s Affiliates and subcontractors with, and Pharmanovia shall, subject to Section 5.2, exclusively purchase from Aquestive, all of Pharmanovia’s requirements of Pharmanovia and Pharmanovia’s Affiliates and subcontractors of

22 the Product for commercial sale in the Field in the Territory during the Term, pursuant to binding purchase orders delivered by Pharmanovia to Aquestive in accordance with Section 5.3 (“Purchase Orders”). Aquestive shall Supply Product to Pharmanovia in Units in accordance with the terms and conditions of this Agreement, Applicable Law, the Purchase Order the Specifications and the shelf-life requirements set out in the Product Schedule (“Product Requirements”). 5.1.2 Without prejudice to any other rights that Pharmanovia may have under this Agreement, in equity or at law the restriction in Section 5.1.1 shall not apply if and to the extent a Bankruptcy Supply Failure occurs. In such an event and without prejudice to any other any other rights that Pharmanovia may have under this Agreement, in equity or at law: 5.1.2.1 Pharmanovia may immediately terminate the exclusivity of the appointment of Aquestive pursuant to Section 5.1 by written notice to Aquestive and with effect from such notification the exclusive purchase obligation pursuant to Section 5.1 shall cease to apply for the remainder of the Term; and 5.1.2.2 Aquestive shall grant to Pharmanovia, a perpetual irrevocable, non-exclusive sub-licensable license to the Aquestive Know-How and a license to Supply and/or have Supplied the Product; and 5.1.2.3 The provisions of Section 9 relating to technology transfer shall apply. 5.1.2.4 For the avoidance of doubt, Aquestive shall not be relieved of its Supply obligations by virtue of such loss of exclusivity. Following such loss of exclusivity, nothing in this Agreement shall prevent Pharmanovia or any Affiliate of Pharmanovia from purchasing and/or having manufactured the Product from or by any other manufacturer or supplier, or from manufacturing the Product itself. 5.2 Product Transfer Price. 5.2.1 Aquestive shall Supply quantities of each Unit of the Product to Pharmanovia at each of the initial transfer prices set forth in the Product Schedule (each a “Product Transfer Price”). The Parties agree that upon the earlier of (a) the end of Commercialization Year 3 (as defined in the Product Schedule) and (b) each time an adjustment to the Minimum Volume Commitment, if any, is made pursuant to Section 7.4, the Parties shall discuss and agree upon in good faith a revision to the Product Transfer Price. Thereafter, Aquestive may, after notification to Pharmanovia, increase the Product Transfer Price providing Pharmanovia not less than [****] days written notice of any such proposed increase no more than [****] to the extent necessary to cover actual increases in COGS, as evidenced by relevant supporting documents provided, however, any such price increase shall apply prospectively only and shall not apply to Product subject to binding Purchase Orders. The Parties acknowledge that cost reductions and Product Transfer Price may be possible by improvements in manufacturing processes and increased purchasing resulting from an increase in purchasing volume by Pharmanovia, among other reasons. In the event that Aquestive’s COGS are reduced the Parties shall have a good faith discussion about a proportion reduction in the Product Transfer Price. Thereafter, Aquestive shall, after notification to Pharmanovia, reduce the Product Transfer Price providing Pharmanovia

23 written notice to the COGS have been reduced. In connection with the foregoing, the Parties agree to discuss in good faith potential actions to be taken to develop cost reductions, but the foregoing does not constitute a guarantee of any cost reductions. 5.2.2 Notwithstanding the foregoing, if, at any time after the end of the [****] year of this Agreement, Pharmanovia can establish by competent evidence that its Profit/Net Sales in respect of the Product on a [****] month basis has fallen below [****]% for all countries in the Territory, then at Pharmanovia’s request, the Parties agree that for future Purchase Orders: 5.2.2.1 the Product Transfer Price shall be equal to COGS plus [****]%; and 5.2.2.2 no further Royalty payments shall be made by Pharmanovia and Pharmanovia shall instead pay to Aquestive a Profit Share as further set out in Section 7.3. 5.3 Forecasts, Order and Delivery of Product. 5.3.1 In order to assist Aquestive in planning production, Pharmanovia shall deliver to Aquestive in advance of each Calendar Quarter a supply forecast that includes the quantities of each Product and Primary Packaging (including samples) required by Pharmanovia by month for the next twelve (12) months. The first such forecast for the Product shall be delivered within a mutually agreed timeframe in writing in advance of the First Commercial Sale of such Product in the relevant country in the Territory, and thereafter on the first Business Day of each February, May, August, and November of each calendar year during the Term for the immediately succeeding Calendar Quarter. Aquestive shall, no later than [****] Business Days after receipt of each such forecast, notify Pharmanovia in writing of any objections or prospective problems in meeting Pharmavovia’s forecasted requirements; provided however, that such objections or prospective problems can be raised only if and to the extent the forecasted requirements with regard to the applicable month exceeds [****]% of forecasted requirements with regard to the same month set forth in the immediately preceding supply forecast. 5.3.2 Pharmanovia shall furnish to Aquestive binding Purchase Orders on a monthly basis corresponding to the first three (3) months of the most recent supply forecast. Each such Purchase Order shall designate the quantity of the Product ordered and the requested date of delivery of such Product to Pharmanovia. Aquestive shall confirm receipt and acceptance of each conforming Purchase Order in writing within five (5) Business Days after its receipt of each Purchase Order. Pharmanovia shall furnish Purchase Orders by the fifth (5th) Business Day of each month and a minimum of ninety (90) days prior to the requested delivery date. Each Purchase Order shall be in whole batch increments of Units and corresponding Primary Packaging based on the batch sizes and minimum orders set forth in the Product Schedule or as may otherwise be agreed in writing by the Parties. The Parties agree that no provision of any Purchase Order, invoice or of any confirmation or acknowledgement or any other documentation or forms submitted by either Party to the other Party shall be controlling to the extent it sets forth any terms or conditions that are additional to, or in conflict or inconsistent with, the terms or conditions of this Agreement. 5.3.3 In the event that any Purchase Order is more than [****]% of the amounts set forth in the most recent supply forecast, Aquestive shall use Commercially Reasonable Efforts

24 to Supply such excess amounts but shall not be liable for its inability to do so. If there is a shortage of any Product and/or Raw Materials, components or other materials, or capacity at the Manufacturing Facility, Aquestive shall use Commercially Reasonable Efforts to equitably apportion such Products or materials or capacity between the affected Products for supply and sale to Pharmanovia under this Agreement and those corresponding products (or other products requiring the same Raw Materials) manufactured by or on behalf of Aquestive and/or its Affiliates (whether for themselves or Third Parties) for sale in or outside the Territory. Aquestive shall inform Pharmanovia without delay of any actual or suspected capacity issues at the Manufacturing Facility and/or any supply difficulties in relation to the Products. 5.3.4 Aquestive and Pharmanovia will consider each individual Purchase Order filled as long as no less than [****]% and no more than [****]% of the quantities are delivered against the individual Purchase Order. Pharmanovia agrees to accept delivery of up to [****]% of the requested Purchase Order. 5.3.5 Aquestive shall deliver Products set forth in each Purchase Order Ex Works (Incoterms 2020 edition, published by the International Chamber of Commerce and any successor thereto) at the Manufacturing Facility to Pharmanovia’s designated carrier as specified by Pharmanovia in the applicable Purchase Order or otherwise notified in writing to Aquestive by Pharmanovia at least thirty (30) days prior to the applicable delivery date set forth in such Purchase Order. Title to the Products shall pass to Pharmanovia on delivery free of any security, charge, interest, lien or other encumbrance. 5.3.6 Each batch of Product Delivered to Pharmanovia (or its nominee) under this Agreement will have a remaining shelf life at the time of delivery of no less than the minimum shelf life for such Product set out in the Product Schedule. 5.3.7 Aquestive shall not change the Manufacturing Facility for the Supply of the Product or the process, plant or equipment used in the manufacture (including packaging) of the Product, without twelve (12) months’ prior written notice to Pharmanovia. Aquestive shall be responsible for all costs or expenses incurred by Pharmanovia and its Affiliates incurred as a result of any request by Aquestive to change the Manufacturing Facility. 5.4 Invoice. Aquestive shall invoice Pharmanovia at the Product Transfer Price for all quantities of the Product delivered in accordance herewith. Each invoice shall be delivered concurrently with each shipment of such Product and be accompanied by a Certificate of Analysis, Certificate of Compliance, customs invoice, packing list and at the cost and expense of Pharmanovia, any other documentation required by the applicable Regulatory Authorities or by Applicable Law to Commercialize such Product in the Field in the Territory. Payments shall be made in accordance with Section 7.7, and shall be due within [****] days after receipt of the invoice with respect thereto, subject to the procedure for rejected shipments set forth in Section 5.6. In the event that any invoice is disputed in writing by Pharmanovia, the Parties shall meet within ten (10) Business Days after Aquestive’s receipt of such written dispute to discuss and submit any relevant document necessary for clarifications. 5.5 Suspension of Services. Subject to any invoice being disputed by either Party in good faith, if the payment of any sum exceeding $[****] due under this Agreement to Aquestive

25 is not paid or is delayed, in addition to any other rights and remedies available to Aquestive under this Agreement (including, without limitation, interest due under Section 7.77), at law or in equity, Aquestive shall have the right, with forty-five (45) days prior written notice during which time Pharmanovia may cure any default, to suspend or delay the performance of the services by Aquestive under this Agreement, provided that Aquestive shall have given Pharmanovia at least two written notices of intention to suspend or delay performance pursuant to this Section 5.5 during such forty-five (45) day notice period. In the event of suspension or discontinuation of the services due to delayed or non-payment in circumstances where Aquestive is entitled to do so pursuant to the terms hereof, Aquestive shall not be liable for any Losses (whether direct or indirect) incurred by Pharmanovia as a result of the suspension or discontinuation of services. 5.6 Product Not in Compliance with Purchase Order. If Pharmanovia does not submit written notice that the Product does not meet the Product Requirements, including the reasons therefore, within ten (10) Business Days of: 5.6.1.1 delivery of the Product if such failure to meet the Product Requirements is reasonably discoverable by visual inspection at the delivery date; and 5.6.1.2 discovery of the failure, if such failure to meet the Product Requirements is not reasonably discoverable by visual inspection at the delivery date and which renders such Product unsuitable for distribution to subjects or patients, such Product shall be deemed accepted by Pharmanovia provided, however, that such acceptance or deemed acceptance shall not adversely affect any claim for indemnification provided in Section 11. If Pharmanovia and Aquestive do not agree on the rejection of the Product, then either Party may refer the matter for final analysis to an independent Third Party laboratory of national reputation pursuant to Section 5.7 for the purpose of determining the results thereof. 5.7 Independent Testing. If Aquestive disagrees with Pharmanovia’s rejection of any shipment of the Product, then such Product shall be submitted to an independent Third Party laboratory (or other professional Third Party independent assessor) of national reputation, mutually and reasonably acceptable to both Parties in writing, for analytical testing to determine the extent of such Product’s compliance or non-compliance with the Product Requirements. Any determination by such Third Party shall be in writing and shall be final and binding upon the Parties. The fees and expenses of such laboratory testing and all other related expenditure incurred as a result of the dispute shall be borne entirely by the Party against whom such Third Party’s findings are made. 5.8 Return of Non-Conforming Product. Notwithstanding any other provisions of this Agreement to the contrary, Pharmanovia agrees to return to Aquestive (or at Aquestive’s written direction, to its contractors) or dispose of such Product as Aquestive may direct in writing to Pharmanovia any Product, in any such case at Aquestive’s sole cost, that: (a) does not conform with the Product Requirements at the time of Ex Works delivery to Pharmanovia; (b) to the extent is not in compliance with the Purchase Order as set forth in Section 5.6; or (c) if Pharmanovia and Aquestive mutually agree in writing. Aquestive shall be responsible for the costs associated with the return and proper disposal of all such Product to the extent not in conformance with the Product Requirements and Purchase Order at the time of shipment and Pharmanovia’s sole remedy for such

26 shipment of non-conforming Product is replacement thereof by Aquestive with Product conforming to Product Requirements (at Aquestive’s sole cost including shipping costs incurred by Pharmanovia). Notwithstanding the foregoing, Aquestive shall not be responsible for any costs associated with the return and proper disposal of any such Product that is in conformance with the Specifications and Purchase Order at the time of shipment including but not limited to where such non-conformance arose after the time of shipment due to any act or omission of Pharmanovia or a Third Party. 5.9 Raw Materials Safety Stock. Within sixty (60) days after the First Commercial Sale, Aquestive will establish and at all times during the term of this Agreement maintain a safety stock of Raw Materials in quantities sufficient to satisfy Pharmanovia’s requirements for Products for the succeeding ninety (90) days based on Pharmanovia’s most recent quarterly forecast delivered pursuant to Section 5.3.1 (“Raw Materials Safety Stock”). Deliveries by Aquestive to Pharmanovia of Product may use the Raw Materials Safety Stock. Aquestive shall keep Pharmanovia reasonably informed of the level of Raw Materials safety stock. If the Raw Materials Safety Stock drops below a ninety (90) day supply, Aquestive shall replenish the Raw Materials Safety Stock as quickly as practicable. 5.10 Delivery Failure. 5.10.1 Where the quantity of conforming Product delivered is less than [****]% of the amount required by the relevant binding Purchase Order, the Parties shall enter into good faith discussions regarding the cure of such delivery shortfall, and, unless otherwise agreed in writing by Pharmanovia, in the event of any such Product shortfall resulting in delivery of less than [****]% of the amount of Product required by a binding Purchase Order or the Product is not delivered on the delivery date set forth in such binding Purchase Order (“Delivery Failure”), Aquestive shall cure such Product shortfall as soon as reasonably practicable after the original delivery date in accordance with such delivery schedule as may be mutually agreed between the Parties and in any event no later than with the next delivery of Product as set forth in the relevant binding Purchase Order (each, a “Rescheduled Delivery Date”). 5.10.2 In the event a Delivery Failure continues after a Rescheduled Delivery Date, provided that the reason for the Delivery Failure is not due in whole or in part to any delay, fault or failure attributable to Pharmanovia or a dispute covered by Section 5.7, by written notice to Aquestive, the Parties shall discuss a resolution in good faith and Pharmanovia shall be entitled to (i) require Aquestive to prioritize its manufacturing capacity (if the Delivery Failure is a result of a deficiency in Aquestive’s manufacturing capacity) to ensure the Delivery Failure is cured no later than sixty (60) days after receipt of such written notice by Aquestive; (ii) cancel such binding Purchase Order (or the relevant portions thereof) without penalty to Pharmanovia; and (iii) recover any expedited shipping fees actually incurred by Pharmanovia as a direct result of such Delivery Failure, in each case only if Pharmanovia can establish that it will have insufficient inventory of Product to satisfy forecasted customer orders for the succeeding sixty (60) days as a result of such Delivery Failure. 5.10.3 In the event of Delivery Failure continues after a Rescheduled Delivery Date on [****] or more occasions in any [****] month period Pharmanovia shall be entitled to a

27 [****]% percent discount per calendar month for each month a Purchase Order subject to such Delivery Failure is delivered beyond the delivery date. 5.10.4 Notwithstanding anything in this Section 5.10 or elsewhere in this Agreement to the contrary, any delay in delivery to the extent due to Force Majeure, Pharmanovia’s requested change of a binding Purchase Order, or any negligence on the part of Pharmanovia shall not be regarded as Delivery Failure. 5.11 Aquestive Quality Agreement. In connection with the Supply activities of the Product under this Agreement, within ninety (90) days of the Effective Date, Pharmanovia and Aquestive will enter into a written quality assurance agreement, reasonably acceptable to both Parties, which details the obligations of each Party with respect to the Supply of the Product by Aquestive (the “Quality Agreement”). The definitive terms and conditions for such detailed quality assurance obligations shall be discussed in good faith and agreed upon between Pharmanovia and Aquestive separately in the Quality Agreement, which shall thereupon be incorporated by reference into and made a part of this Agreement. In the event of conflict between terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement will govern. 5.12 Adverse Event and Safety Reporting. Within thirty (30) days of the Effective Date, the Parties will enter into a written Safety Data Exchange Agreement with respect to the Product which shall thereupon be incorporated by reference into and made part of this Agreement (the “Safety Data Exchange Agreement”). In the event of conflict between terms of the Safety Data Exchange Agreement and the terms of this Agreement, the terms of this Agreement will govern. Notwithstanding anything to the contrary contained in this Agreement, Pharmanovia shall be responsible for making all reports of Adverse Events to the applicable Regulatory Authority. 6. STEERING COMMITTEE. No later than one (1) month following the Effective Date, the Parties will establish a committee consisting of the appropriate business and/or technical leaders to provide a forum for communication between the Parties regarding Development, Supply and Commercialization activities under this Agreement (the “Steering Committee”). Each Party shall assign an alliance manager (who shall serve on the Steering Committee) to oversee the implementation of this Agreement and to organize each Steering Committee meeting and provide updates for the Product to the Steering Committee. The Steering Committee shall discuss key activities deemed critical to Regulatory Approvals and Commercialization of the Product. The Steering Committee shall meet at least two (2) times per Calendar Year, on a schedule and at a location to be agreed by the Parties. Notwithstanding the foregoing, the Steering Committee shall be solely advisory and not have any decision-making authority. For the avoidance of doubt, Pharmanovia shall have the sole decision- making authority regarding the Commercialization for the Product in the Field in the Territory and all other activities for which Pharmanovia has responsibility under this Agreement. 7. PAYMENTS AND REPORTS 7.1 Milestone Payments. Milestone payments shall be due from Pharmanovia to Aquestive in respect of a Product as set forth in the Product Schedule (“Milestone Payments”).

28 Each Milestone Payment shall be payable only once on the first attainment of the corresponding milestone event irrespective of (i) the number of times each milestone event is achieved; and (ii) the number of Products that achieve the milestone event or countries of the Territory in which the milestone event is achieved. 7.2 Royalties. During the Term, subject to the provisions of Section 5.3 and Section 7.3, Pharmanovia shall pay to Aquestive a royalty payment in each Payment Period through the termination or expiration of this Agreement as set forth the Product Schedule (“Royalty Fees”). Royalty Fees shall be paid in US Dollars (as per Section 7.7) and shall be calculated by applying a weighted average exchange rate based on monthly Net Sales. This calculation shall be based on [****]. 7.3 Profit Share. If the conditions set out in Section 5.2.2 are met, Pharmanovia shall pay to Aquestive a Profit share in each Payment Period through the termination or expiration of this Agreement as set forth the Product Schedule (“Profit Share”). 7.4 Minimum Volume Commitment. In the event in any year during which the exclusivity of the Supply arrangement described at Section 5.1.1 is in operation, the quantity of Product purchased by Pharmanovia from Aquestive under this Agreement is less than the minimum amount set forth for such year in the Product Schedule (the “Minimum Volume Commitment”), then unless such failure is attributable to the failure of Aquestive to supply conforming Product to Pharmanovia under this Agreement within 60 days of its due date, or due to matters outside of the control of Pharmanovia that impacts Pharmanovia’s ability to sell Product, in which case the Parties shall have a good faith discussion regarding adjustment of the Minimum Volume Commitment, and unless otherwise set forth in the Product Schedule, Pharmanovia shall pay to Aquestive the price of the quantity of Product that Pharmanovia would have to purchase to meet the Minimum Volume Commitment in such year within thirty (30) days of the end of such year. For any part year during which the Minimum Volume Commitment applies, the amount of the Minimum Volume Commitment shall be pro-rated. 7.5 Pharmanovia Reports and Payments. During the Term, Pharmanovia shall submit Quarterly Payment Reports or quarterly Profit Share reports (as applicable) (“Quarterly Payment Reports”) to Aquestive within [****] days following the end of each Calendar Quarter. Each Quarterly Payment Report shall cover the most recently completed Calendar Quarter and shall show: (a) the aggregate gross and Net Sales of each Product during the most recently completed Calendar Quarter including reasonable detail with respect to the calculation of Net Sales, Units sold, discounts, credits and other components in the calculation of Net Sales; and (b) the Royalty Fees or Profit Share (as applicable), in U.S. dollars, payable with respect to such Net Sales; and (c) in relation to the Profit Share, further deductions made to Net Sales in relation to the Profit Share calculation. 7.6 Invoicing and Payment. Aquestive shall invoice Pharmanovia for the Royalty Fees or Profit Share (as applicable) within [****] Business Days of receipt of each Quarterly Payment Report. Pharmanovia shall pay the Royalty Fees or Profit Share (as applicable) within [****] days of receipt of the invoice.

29 7.7 Manner of Payment. All sums due under this Agreement shall be payable in U.S. dollars by ACH in immediately available funds to such bank account(s) as Aquestive shall designate in writing. All overdue amounts due to Aquestive hereunder shall bear interest at the rate equal to one and one half percent (1.5%) per month or at the highest rate permitted by Applicable Law, whichever is less. 7.8 Bartering Prohibited. Pharmanovia and its Affiliates and subcontractors shall not solicit or accept any bartered goods or services in exchange for the sale or transfer of the Product. 7.9 Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any taxes, duties, levies, or other charges. Pharmanovia will: (a) pay to the relevant authorities the full amount otherwise required to be deducted or withheld under Applicable Law promptly upon determining that such deduction or withholding is required; and (b) forward to Aquestive an official receipt (or certified copy) or other documentation reasonably acceptable to Aquestive evidencing such payment to such authorities. The Parties shall use Commercially Reasonable Efforts to cooperate and coordinate with each other in completing and filing documents required under the provisions of any applicable tax laws (including tax treaties) in connection with the making of any required tax or withholding payment, in connection with a claim of exemption from, or entitlement to, a reduced or zero rate of withholding or in connection with any claim to a refund of or credit for any such payment. The Party receiving a payment pursuant to this Agreement shall provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction or reduction or exemption from tax withholding, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate. 7.10 Accounting. Except as otherwise defined in this Agreement, all financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with GAAP, including the calculation of Net Sales and royalties due Aquestive hereunder; provided that when the actual results become known in accordance with GAAP relative to any accrued amount, any difference between the actual results and the accrual shall be reported and accounted for in the next payment due hereunder (subject to customary processing periods). To the extent that the difference between such accruals and the actual results has led to an underpayment, Pharmanovia shall pay Aquestive the amount of such underpayment on the next date payment is due to Aquestive hereunder. 7.11 Record Keeping; Audits. The Parties and their Affiliates shall keep books and accounts of record in connection with Net Sales and Profit with respect to the Product (in the case of Pharmanovia) in sufficient detail to permit accurate determination of all figures necessary for verification of Royalty Fees and Profit Share to be paid hereunder and COGS (in the case of Aquestive, solely to the extent the Profit Share is in effect). The Parties and its Affiliates shall retain such records for a period of at least three (3) years after the end of the Calendar Quarter in which they were generated; provided, however, that if any records are in dispute and one Party has received written notice from the other of the records which are in dispute, then that Party and its Affiliates shall keep such records until such dispute is resolved. No more than once every calendar year, upon reasonable advance written notice to the other Party, a Party will have the right to engage a nationally recognized public accounting firm of its choice and reasonably acceptable to

30 the other Party (which accounting firm will not be the external auditor of the selecting Party, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of such books and records of the other Party and its Affiliates to determine the correctness of the amount of royalties paid to Aquestive or COGS (as applicable) under the terms of this Agreement. The CPA Firm will be given access to and will be permitted to examine such books and records of the audited Party as it will reasonably request, upon thirty (30) days’ prior written notice having been given by the other Party, during regular business hours, for the sole purpose of determining compliance with the Net Sales royalty provisions, Profit Share provisions, or COGs calculations set out in this Agreement. Prior to any such examination taking place, the CPA Firm will enter into a confidentiality agreement reasonably acceptable to Pharmanovia and Aquestive with respect to the Confidential Information to which they are given access and will not contain in its report or otherwise disclose to the other Party or any Third Party any information labeled by the audited Party as being confidential customer information regarding pricing or other competitively sensitive proprietary information. Aquestive and Pharmanovia will be entitled to receive a full written report of the CPA Firm with respect to its findings and the requesting Party will provide, without condition or qualification, the audited Party with a copy of the report, or other summary of findings, prepared by such CPA Firm promptly following its receipt of same. In the event of any dispute between Aquestive and Pharmanovia regarding the findings of any such inspection or audit, the Parties will initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within thirty (30) days after delivery to both Parties of the CPA firm’s report, each Party will select an internationally recognized independent certified public accounting firm (other than the CPA Firm), and the two firms chosen by the Parties will choose a third internationally recognized independent certified public accounting firm which accounting firm will not be the external auditor of either Party, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) which selected accounting firm will resolve the dispute, and such selected accounting firm’s determination will be binding on both Parties absent manifest error by such selected accounting firm. All costs and expenses of such auditor incurred in connection with performing any such audit shall be paid by the requesting Party unless such audit discloses an underpayment or miscalculation of at least [****]%, in which case the audited Party shall bear such costs and expenses. In the event of the engagement of other accounting firms relating to a dispute between the Parties as referred to in this Section 7.11, all costs and expenses of such other accounting firms shall be paid by the Party found to be at fault by the final determination of the selected accounting firm. 7.12 Underpayments and Overpayments. If an audit conducted pursuant to Section 7.11 reveals that additional royalties were due to Aquestive under this Agreement, then Pharmanovia shall pay to Aquestive the additional royalties within [****] days of the date Pharmanovia receives written notice of such underpayment. If an audit conducted pursuant to Section 7.11 reveals that Aquestive was paid royalties in excess of those Royalty Fees or Profit Share payments, as applicable, due to Aquestive under this Agreement, or an overpayment of the Product Transfer Price by Pharmanovia then Pharmanovia shall, at its election, be entitled to: (a) a refund of such amount within [****] days of the date Aquestive receives written notice of such overpayment; or (b) deduct such amount from the next royalty or other payment due Aquestive under this Agreement.

31 8. REPRESENTATIONS, WARRANTIES AND COVENANTS 8.1 Representations, Warranties and Covenants of Each Party. Each Party hereby represents and warrants as of the Effective Date to the other Party as follows: 8.1.1 Corporate Existence, Power, and Authority. Such Party: (a) is duly formed and in good standing under the laws of the jurisdiction of its formation; (b) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; and (c) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. 8.1.2 Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity. 8.1.3 Compliance with Applicable Law. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations as of the Effective Date hereunder have been obtained. 8.1.4 No Conflict with Applicable Law. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder, and any actions or omissions of such Party related to the activities contemplated hereunder and the circumstances surrounding this Agreement: (a) do not and will not conflict with or violate any Applicable Law or any provision of the articles of incorporation, bylaws or other governing charter documents of such Party; and (b) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound. 8.1.5 Bankruptcy; Insolvency. Neither Party is aware of any Bankruptcy Event affecting such Party or of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries in any state, country, or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business. 8.2 Additional Aquestive Representations, Warranties and Covenants. Aquestive represents, warrants, and covenants to Pharmanovia as follows: 8.2.1 Right to Grant Licenses. Aquestive and its Affiliates owns the rights, title, and interest in and to the Aquestive Patents, the Aquestive IP and the Aquestive Marks free from encumbrances, charges or liens of any kind (except such encumbrances, charges or liens granted in connection with commercial lending arrangements in the ordinary course of business) and have the right to grant the licenses granted to Pharmanovia herein.

32 8.2.2 Intellectual Property. 8.2.2.1 To Aquestive’s knowledge, as of the Effective Date, no Third Party is infringing or making unauthorized use of any registered Aquestive IP. 8.2.2.2 No outstanding written claim or threat of action has been received by Aquestive or its Affiliates (and to Aquestive’s knowledge, there are no allegations or proceedings, pending or threatened), claiming that the grant of the licenses pursuant to this Agreement, or the exploitation of the Aquestive IP or the Product (including any activities relating to the Development of the Product by Aquestive) has infringed, is infringing or would be likely to infringe, any valid and subsisting intellectual property rights of any Third Party. 8.2.2.3 Except as disclosed to Pharmanovia in writing prior to the Effective Date, , as of the Effective Date, there are no proceedings, pending or threatened in writing, or to Aquestive’s knowledge, pending, which challenge Aquestive’s exclusive ownership, the validity or the enforceability of the Aquestive IP. 8.2.2.4 As of the Effective Date, all registrations and filings necessary to preserve the rights in the Aquestive Patents have been made and are in good standing and all applicable fees have been paid on or before the due date for payment. 8.2.2.5 Within the three (3) years preceding the Effective Date, Aquestive has not received written notice of any claim or threatened claim from any Person (including any employee of Aquestive or any of its Affiliates) claiming compensation in respect of Aquestive’s or its Affiliates’ ownership, use or exploitation of any Aquestive IP. 8.2.3 Aquestive Patents. To Aquestive’s knowledge, the Aquestive Patents represent all patents relating to the Supply and Commercialization of the Product in the Field in the Territory, as of the Effective Date. 8.2.4 Third Party Agreements. Except in connection with commercial lending arrangements, neither Aquestive nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that conflicts with, or limits the scope of, any of the rights or licenses granted to Pharmanovia hereunder or that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Pharmanovia’s rights under this Agreement. 8.2.5 Product Development. 8.2.5.1 In respect of the Product, Aquestive, its Affiliates and their contractors have gathered, generated, prepared, processed, maintained and retained all data and information that is required to be generated, maintained or retained pursuant to and in accordance with (and have conducted all development activities accordance with) with good laboratory practice and Applicable Laws; and 8.2.5.2 Aquestive has not withheld from Pharmanovia or any Regulatory Authority any material adverse information relating to the safety or efficacy of the Product, and

33 Aquestive is not aware of any scientific or technical facts or circumstances that would adversely affect the safety or efficacy of the Product. 8.2.6 Supply of Product. 8.2.6.1 Aquestive has the capacity and resources to Supply the Product in accordance with this Agreement. 8.2.6.2 Aquestive has and shall maintain the necessary facilities, equipment, know-how, procedures and personnel to manufacture and Supply the Product in accordance with the terms of this Agreement. 8.2.6.3 All activities required to validate Aquestive’s equipment, plant, Manufacturing Facilities, and production processes necessary for the manufacture and Supply the Product have been completed. 8.2.7 Compliance with Applicable Law. Aquestive shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement and shall perform its obligations under this Agreement in compliance with Applicable Law, in each case in all material respects. 8.2.8 Compliance with Anti-Bribery, Anti-Corruption, and Ethics Policies. Aquestive shall have and maintain in place through the Term its own policies and procedures to ensure compliance with Applicable Law relating to anti-bribery and anti-corruption in the Territory. Aquestive will immediately report to Pharmanovia any request or demand for any undue or suspicious financial or other advantage of any kind received by Aquestive or any of its Affiliates in connection with the performance of this Agreement. 8.2.9 No Debarment. None of Aquestive or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 8.3 Additional Pharmanovia Representations, Warranties and Covenants. Pharmanovia further represents, warrants, and covenants to Aquestive that: 8.3.1 Right to Grant Licenses. Pharmanovia and its Affiliates have the right to grant the licenses granted to Aquestive herein. 8.3.2 Third Party Agreements. As of the Effective Date, neither Pharmanovia nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Aquestive’s rights under this Agreement. 8.3.3 Compliance with Applicable Law. Pharmanovia shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement and shall perform its obligations under this Agreement in compliance with Applicable Law in the Territory.

34 8.3.4 Compliance with Anti-Bribery, Anti-Corruption, and Ethics Policies. Pharmanovia shall have and maintain in place through the Term its own policies and procedures to ensure compliance with Applicable Law relating to anti-bribery and anti-corruption in the Territory. Pharmanovia will immediately report to Aquestive: (a) any request or demand for any undue or suspicious financial or other advantage of any kind received by Pharmanovia in connection with the performance of this Agreement. 8.3.5 No Debarment. None of Pharmanovia or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 8.4 Disclaimer. AQUESTIVE HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAWS, INCLUDING WITH RESPECT TO THE PRODUCT OR ANY PATENT OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE. 9. TECHNOLOGY TRANSFER 9.1 Upon the occurrence of a Bankruptcy Supply Failure, Pharmanovia shall be entitled to request that a program for transitioning the Supply of the relevant Product to Pharmanovia or its nominee is carried out by submitting a request to Aquestive. Pending such transition, Aquestive agrees to introduce Pharmanovia or its designee to, and or assist Pharmanovia or its designee to enter into agreements with, any of Aquestive’s Third Party manufacturers, including, if so requested by Pharmanovia, by assigning or novating Aquestive’s or its Affiliate’s relevant contracts (in whole or in part as applicable) to Pharmanovia or its designee. 9.2 As soon as reasonably practicable following Aquestive’s receipt of any request pursuant to Section 9.1, but in any event no later than thirty (30) days after such receipt, the Parties shall negotiate in good faith and agree a formal plan (“Technology Transfer Plan”) for the transitioning of Supply of the Product to Pharmanovia or to any Affiliate of Pharmanovia or third party contract manufacturer as Pharmanovia may direct (following consultation with Aquestive) (“Technology Transfer Partner”). 9.3 Aquestive shall carry out the activities allocated to it in the Technology Transfer Plan in accordance with any timelines set out therein. The methods that will be used to effect the Technology Transfer Plan will include: 9.3.1 the provision of copies of all such documentation and materials in the possession of Aquestive and/or its Affiliates which record Aquestive Know-How related to the

35 Supply of Products including the then-current process for the Supply of the Products, as well as any improvements or enhancements to such processes; 9.3.2 the provision of technical assistance to Pharmanovia and/or the Technology Transfer Partner to ensure timely transfer of Supply of the Product; and 9.3.3 access to employees of Aquestive and its Affiliates (and/or their third party contract manufacturer) who have knowledge of the Products and the Manufacturing process at Aquestive’s (and/or its Affiliates’ and/or their third party contract manufacturer’s) premises and/or, where reasonably required, at Pharmanovia’s or Technology Transfer Partner’s premises. 10. CONFIDENTIAL INFORMATION 10.1 General. Pursuant to the terms of this Agreement, each of Aquestive and Pharmanovia (in such capacity, the “Disclosing Party”) has disclosed and will be disclosing to the other Party, and to the Affiliates, officers, directors, employees, agents and/or representatives of each (in such capacity, the “Receiving Party”) certain secret, confidential or proprietary data, Intellectual Property and related information, including, without limitation, technical, scientific, business and other information, data, materials and the like relating to drug applications, patent applications, products, processes, formulations, manufacturing technology, samples, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information (“Confidential Information”). The terms and conditions of this Agreement shall be considered Confidential Information. Without limiting the foregoing, it is acknowledged that the Aquestive IP (other than any published Aquestive Patents) shall constitute the Confidential Information of Aquestive (subject to Section 10.3) for purposes of this Agreement. The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this Agreement. The Receiving Party: (a) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents, and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party; and (b) shall not disclose, and shall cause its Affiliates, officers, directors, employees, agents, and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or Applicable Law. 10.2 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Section 10 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement, which is hereby terminated. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement. 10.3 Exceptions. The above restrictions set forth in Section 10.1 on the use and disclosure of Confidential Information shall not apply to any information which: (a) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality); (b) is or becomes generally known or available to the public

36 other than through any act or omission of the Receiving Party in breach of this Agreement (or any other agreement between the Parties with respect to confidentiality); (c) is acquired by the Receiving Party from a Third Party who is not directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without the use, direct or indirect, of the Disclosing Party’s Confidential Information. In addition, nothing in this Section 10 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate. 10.4 Permitted Disclosures. It shall not be a breach of Section 10.1 if a Receiving Party discloses Confidential Information of a Disclosing Party: (a) pursuant to Applicable Law, including securities laws applicable to a public company, to any Regulatory Authority or the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market, the New York Stock Exchange, or other Regulatory Authority; (b) in order to comply with its obligations under the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or the New York Stock Exchange; or (c) in a judicial, administrative or arbitration proceeding to enforce such Party’s rights under this Agreement; provided, however, that the Receiving Party: (i) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (ii) reasonably cooperates with the Disclosing Party in any attempt to prevent, limit or seek confidential treatment for the disclosure; and (iii) discloses only the minimum amount of Confidential Information necessary for compliance. The Parties may also disclose the existence of this Agreement and terms thereof to their directors, investors, officers, employees, attorneys, accountants and other advisers on a need to know basis and may, upon obtaining a written confidentiality agreement, further disclose the existence and terms of this Agreement to third Parties to whom it may be relevant in connection with financings, acquisitions, licenses and similar transactions to the extent such Third Parties are under confidentiality obligations at least as restrictive as those set forth herein. 10.5 Equitable Remedies. Each Party specifically recognizes that any breach by it of this Section 10 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available, without the necessity of securing or posting of any bond or proving actual damages. 11. INDEMNIFICATION; LIMITATION OF LIABILITY 11.1 Indemnification by Pharmanovia. Pharmanovia shall defend, indemnify and hold harmless Aquestive and its Affiliates and each of their respective successors and assigns, and each of their respective officers, directors, shareholders, employees, subcontractors, agents, and representatives (“Aquestive Indemnitees”) from and against all claims, allegations, suits, actions or proceedings asserted against any Aquestive Indemnitee by any Third Parties, whether governmental or private (“Third Party Claims”), and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Pharmanovia (or any of its Affiliates, subcontractors or agents) of any of Pharmanovia’s obligations under this Agreement;

37 (b) a breach by Pharmanovia or any of its Affiliates, subcontractors or agents of any of Pharmanovia’s obligations, representations, warranties, covenants or agreements under this Agreement; (c) the Commercialization by or on behalf of Pharmanovia of any Products in the Territory; or (d) violation of Applicable Law by any Pharmanovia Indemnitee; provided, that, in all cases referred to in this Section 11.1, Pharmanovia shall not be liable to indemnify any Aquestive Indemnitee for any Losses of such Aquestive Indemnitee to the extent that such Losses were caused by or arise out of: (i) the negligence or willful misconduct or intentional wrongdoing of Aquestive or any of its Affiliates, subcontractors or agents in the performance of Aquestive’s obligations under this Agreement; (ii) any breach by Aquestive or any of its Affiliates, subcontractors or agents of Aquestive’s obligations, representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Aquestive has an obligation to indemnify any Pharmanovia Indemnitee pursuant to Section 11.2. 11.2 Indemnification by Aquestive. Aquestive shall defend, indemnify and hold harmless Pharmanovia and its Affiliates and each of their successors and assigns, and each of their respective officers, directors, shareholders, employees, subcontractors, agents, and representatives (“Pharmanovia Indemnitees”) from and against all Third Party Claims, and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Aquestive (or any its Affiliates, subcontractors or agents) any of Aquestive’s obligations under this Agreement; (b) a breach by Aquestive or any of its Affiliates, subcontractors or agents of any of Aquestive’s obligations, representations, warranties, covenants or agreements under this Agreement; or (c) any claim or allegation that the Aquestive Patents infringe upon the Intellectual Property Rights of a Third Party; other than any claim or demand that is directed solely to the API and the alleged infringement would have occurred from the use of the API alone; or (d) violation of Applicable Law by any Aquestive Indemnitee; provided, that, in all cases referred to in this Section 11.2, Aquestive shall not be liable to indemnify any Pharmanovia Indemnitee for any Losses of such Pharmanovia Indemnitee to the extent that such Losses were caused by or arise out of: (i) the negligence or willful misconduct or intentional wrongdoing of Pharmanovia or any of its Affiliates, subcontractors or agents in the performance of Pharmanovia’s obligations under this Agreement; (ii) any breach by Pharmanovia or any of its Affiliates, subcontractors or agents of Pharmanovia’s representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Pharmanovia has an obligation to indemnify any Aquestive Indemnitee pursuant to Section 11.1. 11.3 Procedure for Indemnification. 11.3.1 Notice. In the case of a Third Party Claim or demand made by any Person who is not a Party of this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and, to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually materially prejudiced as a result of such failure.

38 11.3.2 Defense of Claim. If a Third Party Claim is made against an Indemnitee, then the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof by providing written notice to Indemnitee of its intention to assume the defense of such Third Party Claims within such thirty (30) day period (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of such Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for all Indemnitees, provided that where a conflict of interest is found to exist each Indemnitee with a conflict will be entitled to separate counsel at such Indemnitees’ expense. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee reasonably informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested in writing by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control by written acknowledgement of the defense of any Third Party Claim within the thirty (30) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor (but limited to the reasonable legal fees and expenses of one counsel for all Indemnitees), after five (5) Business Days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment. 11.3.3 Settlement of Claims. In no event may the Indemnitor compromise or settle any Third Party Claim without the prior written consent of the Indemnitee such consent not to be unreasonably withheld or delayed. Without limiting the foregoing, if the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including, without limitation, the consent to entry of any judgment), that provides for injunctive

39 or other nonmonetary relief affecting the Indemnitee or which admits fault or negligence on the part of the Indemnitee. 11.3.4 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnitee shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnitee upon written notice to the Indemnitor pursuant to this Section 11.3.4, in which case, the Indemnitor shall be relieved of liability under Section 11.1 or 11.2, as applicable, solely for such Third Party Claim and related Losses. 11.4 Insurance. During the Term and for a period of five (5) years after the termination or expiration of this Agreement, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, comprehensive general liability insurance, products liability insurance and clinical trials insurance (including any self-insured arrangements), each in amounts, respectively, which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party but in no event less than Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) annual aggregate. Each Party shall also maintain any mandatory insurance, including but not limited to workers compensation coverage, in accordance with all Applicable Law. All insurance policies reflecting such insurance shall be written on a “per occurrence” or “claims made” basis with an insurance company rated at least A-3 by Best’s rating guide. Each of the Parties and their designees who have an insurable interest shall be added as an additional insured on the other Party’s product liability insurance policy. If requested, each Party shall provide the other with a certificate of insurance and shall keep such policy current. Each Party shall provide at least thirty (30) calendar days’ prior written notice to the other Party of the cancellation or any substantial modification of the terms of coverage. Such product liability insurance (or self-insured arrangements) shall insure against all liability, including without limitation personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Products. Each Party shall require its insurers to waive all rights of subrogation against the other Party, and its directors, officers, employees, and agents on all the foregoing coverages. Each Party shall provide written proof of the existence of such insurance to the other Party upon written request. Each Party acknowledges and agrees that its liabilities under this Agreement will not be limited by the amount of such Party’s insurance. 11.5 Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY THE OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR A BREACH OR ALLEGED BREACH OF THIS AGREEMENT, HOWEVER ARISING WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE. THE FOREGOING SENTENCE SHALL NOT APPLY IN CASES OF A PARTY’S GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT, FRAUD OR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE. 12. TERM AND TERMINATION

40 12.1 Term. The initial term shall commence as of the Effective Date and shall run unless terminated in accordance with the terms of this Agreement, on a country by country basis in the Territory, for a period of [****] years from the First Commercial Sale (together with any renewal term, the “Term”). Pharmanovia shall have the option to renew this Agreement for successive [****] renewal terms by providing [****] days written notice to Aquestive prior to the expiration of the then current term. 12.2 Termination. 12.2.1 Termination of this Agreement. In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated as follows: 12.2.1.1 By either Party immediately upon written notice: (a) upon the occurrence of a Bankruptcy Event with respect to the other Party; or (b) in addition to and not in limitation of the termination rights set forth below in this Section 12.2, if the other Party commits any material misrepresentation or breach of any of its covenants, obligations, representations or warranties under this Agreement and, in the case of a breach which is capable of remedy, such Party fails to remedy the same within sixty (60) days after receipt of a written notice describing the breach and requiring it to be so remedied. 12.2.1.2 By Aquestive upon thirty (30) days’ prior written notice if Pharmanovia has violated Section 2.2.2. 12.2.1.3 By Pharmanovia on thirty (30) days’ prior written notice if Aquestive has violated Section 2.2.1. 12.2.1.4 By Aquestive upon written notice to Pharmanovia in the event that Pharmanovia fails to pay as and when due: (a) any Milestone Payment;(b) any Royalty Fee; or (c) any amount required to be paid with respect to a Minimum Volume Commitment; and in the case of (a) fails to remedy same within thirty (30) days of receipt and in the case of (b) and (c) within forty five (45) days of a written notice describing the failure and requiring it to be so remedied provided that Pharmanovia’s failure to pay is not due to an invoice being disputed in writing by Pharmanovia in good faith. 12.2.1.5 By either Party on no less than three (3) months’ written notice of termination if Pharmanovia does not file for the first Regulatory Approval in a country in the Territory within three (3) years of the Effective Date provided that the Parties shall have had good faith discussions for at least three (3) months to discuss a resolution of this issue prior to any such notice being served. 12.2.1.6 By Pharmanovia upon written notice to Aquestive if Aquestive does not use Commercially Reasonable Efforts to execute its Supply responsibilities for the Product and Aquestive fails to remedy the same within [****] days after receipt of a written notice from Pharmanovia describing failure and requiring it to be so remedied. 12.2.1.7 By Aquestive, after the third anniversary of the Effective Date, upon written notice in respect to a specific country in the Territory if Pharmanovia does not use

41 Commercially Reasonable Efforts to execute its Commercialization and Development responsibilities for the Product in that specific country in the Territory and Pharmanovia fails to demonstrate in good faith an intention to Commercialize the Product in such country in the Territory within [****] days after receipt of a written notice from Aquestive describing failure and requiring it to be so remedied. For the purposes of this section, the EEA shall be considered a single country. 12.2.1.8 By Aquestive upon [****] days’ prior written notice if the quantities of Units purchased by Pharmanovia from Aquestive under the Product Schedule do not meet the Minimum Volume Commitment (to the extent applicable) in any [****] consecutive [****], unless such failure is attributable to the failure of Aquestive to supply a conforming Product to Pharmanovia under this Agreement, or due to matters outside of the control of Pharmanovia that impacts Pharmanovia’s ability to sell Product. 12.3 Effects of Termination. 12.3.1 Effect of Termination Generally. On the expiration or earlier termination of this Agreement for any reason, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder or thereunder, as the case may be, shall cease. 12.3.2 Disposition and Transfer of Inventory upon Termination; Royalty Fees Due Thereon Not Affected By Termination. On the expiration or earlier termination of this Agreement: (a) all unpaid Royalty Fees for the Product sold as of the effective date of termination shall remain due and payable as scheduled; (b) on the agreement of both Parties, Aquestive shall complete all work-in-process, and Pharmanovia shall purchase at the Product Transfer Price under this Agreement, all remaining inventory of Product and, at cost, all Raw Materials relating thereto in Aquestive’s possession or control but not to exceed a supply of the affected Product corresponding to the last [****] of the most recent supply forecast delivered by Pharmanovia in accordance with Section 5.3 and Aquestive shall use all Commercially Reasonable Efforts to mitigate the cost thereof to Pharmanovia and to consult with Pharmanovia in connection with such attempts to mitigate; (c) Pharmanovia shall have the right to sell out such remaining inventory of the affected Products for a period of up to [****] months; and (d) Pharmanovia shall pay to Aquestive the Royalty Fees on each sale of remaining inventory of the Product by Pharmanovia and/or its Affiliates when and as such Product is sold. 12.3.3 Accrued Rights. Termination, relinquishment, or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration including damages arising from any breach under this Agreement. Termination, relinquishment, or expiration of this Agreement shall not relieve either Party from any obligation which is expressly or by implication intended to survive such termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment, or expiration. Remedies for breaches under this Agreement shall also survive any termination, relinquishment, or expiration of this Agreement. 12.3.4 Intellectual Property Rights.

42 12.3.4.1 Upon expiration of this Agreement or termination by Pharmanovia pursuant to Sections 12.2.1.1 , 12.2.1.3, 12.2.1.5 or 12.2.1.6, all right, title and interest, in and to, with respect to each Regulatory Approval and all data generated in support of such Regulatory Approval for the Product in the Territory shall remain with Pharmanovia or its Affiliates and nominees, including without limitation, from all associated pre-clinical and clinical studies. For the avoidance of doubt, in these circumstances Pharmanovia shall have no further obligation, notwithstanding Section 12.3.2, to pay any Royalty Payments or payments associated with failure to meet the Minimum Volume Commitments pursuant to this Agreement, relating to the period after the expiry or termination date. 12.3.4.2 Upon termination of this Agreement or part thereof by Aquestive pursuant to Sections 12.2.1.1, 12.2.1.2, 12.2.1.4, 12.2.1.5, 12.2.1.7 or 12.2.1.8, Aquestive shall have the right, to be exercised at Aquestive’s sole option, to receive an assignment in whole or in part, directly or to a designated sublicensee, of all of Pharmanovia’s right, title and interest, in and to, with respect to the Product in the affected country in the Territory if it is a partial termination, (i) each Regulatory Approval and (ii) all data generated in support of such Regulatory Approval, including without limitation, from all associated pre-clinical and clinical studies, if a partial termination in relation to the Product in the affected country in the Territory; for the avoidance of doubt this shall not include the Pharmanovia Marks. Such assignment shall be made for consideration equaling Pharmanovia’s out-of-pocket costs incurred (excluding payments made by Pharmanovia to Aquestive in respect of same under this Agreement). In connection with any assignment contemplated by this Section 12.3.4.2, Pharmanovia shall cooperate with Aquestive and execute and deliver to Aquestive any and all documents reasonably necessary to perfect its or its sublicensee’s rights to the foregoing and, to the extent applicable, Pharmanovia shall ensure that the all Product-related Intellectual Property and Regulatory Approvals, if a partial termination in relation to the Product in the affected country in the Territory to be assigned remain in good standing until such assignment to Aquestive is complete. Aquestive undertakes, in these circumstances, within 3 months, to carry out the necessary variations to the Regulatory Approvals and artwork related thereto, to ensure that the Pharmanovia Marks and any other reference to Pharmanovia or its Affiliates or nominees is removed therefrom. 12.3.5 Survival. The following Sections of this Agreement, as well as any other provisions in this Agreement which specifically state they will survive termination or expiration of this Agreement or any terms of this Agreement that would reasonably be expected in the contemplation of both Parties to survive termination, shall survive expiration or termination of this Agreement for any reason: Section 1, Section 2.1 (provided that the license granted in Section 2.1 shall be non-exclusive and all such sections shall survive for the sole purpose of selling out remaining inventory of Product as set forth in Section 12.3.2 , Section 4.8, Sections 5.4, 5.46, 5.6, 5.7, 5.11 and 5.12, Section 8.1 (with respect to unpaid milestone payments which have accrued as of such termination), Section 7.2 through Section 7.12 inclusive (with respect to Royalty Fee payments and Profit Share payments due after such termination or expiration for sales prior to such termination or expiration or otherwise in respect of sales permitted pursuant to Section 12.3.2), Sections 8.4, 9, 10, 11, 12.3, 13.5.2, and 14.

43 12.3.6 Return of Confidential Information. 12.3.6.1 Within thirty (30) days of any expiration or termination of this Agreement: (a) Pharmanovia shall cease to use and shall deliver to Aquestive, upon written request of Aquestive, all Confidential Information of Aquestive, except for any documents or records that Pharmanovia is required to retain by Applicable Law or reasonably necessary for Pharmanovia to exercise its rights under Section 12.3.2; and (b) Aquestive shall cease to use and shall deliver to Pharmanovia, upon written request, all Confidential Information of Pharmanovia except for any documents or records that Aquestive is required to retain by Applicable Law or that are reasonable necessary for Aquestive to exercise its rights under Section 12.3.2; provided, however, that all such retained documents or records shall continue to be subject to the confidentiality obligations under this Agreement. 13. INTELLECTUAL PROPERTY 13.1 Patent Prosecution and Maintenance. 13.1.1 Aquestive shall be responsible for the preparation, filing, prosecution and maintenance (including payment of renewal fees when due) of the Aquestive Patents. The cost of such preparation, filing, prosecution and maintenance of the Aquestive Patents shall be borne by Aquestive. 13.1.2 Aquestive shall use Commercially Reasonable Efforts to procure the grant of any of the Aquestive Patents that are patent applications in each country of the Territory. Aquestive shall provide updates on the status of the Aquestive Patents to the Steering Committee on a regular basis and, if reasonably practicable, consult with Atnahs on material decisions in relation thereto. 13.1.3 In the event that Aquestive desires to abandon or cease prosecution or maintenance of any Aquestive Patent, Aquestive shall provide reasonable prior written notice to Pharmanovia of such intention to abandon (which notice shall, to the extent possible, be given no later than sixty (60) days prior to the next deadline for any action that must be taken with respect to any such Aquestive Patent in the relevant patent office). In such case, upon Pharmanovia’s written election provided no later than thirty (30) days after such notice from Aquestive, Pharmanovia shall have the right to assume prosecution and maintenance of such Aquestive Patent at Pharmanovia’s expense. If Pharmanovia does not provide such election within thirty (30) days after such notice from Aquestive, Aquestive may, in its sole discretion, continue prosecution and maintenance of such Aquestive Patent or discontinue prosecution and maintenance of such Aquestive Patent. 13.2 IP Enforcement Against Third Parties. 13.2.1 Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of any Aquestive Patent of which they become aware (a “Competitive Infringement”). 13.2.2 In each such instance of Competitive Infringement of any Aquestive Patent, Aquestive shall have the right, but not the obligation, in its own name and under its own direction

44 and control, to institute litigation against such alleged or threatened Competitive Infringement at its cost and expense. If Aquestive does not, within ninety (90) days after its receipt or delivery of notice under Section 13.2.1 relating to infringement of any Aquestive Patent, commence a suit to enforce the applicable patent, take other action to terminate such Competitive Infringement or initiate a defense against such Competitive Infringement, then: (i) Pharmanovia will have the right, but not the obligation, including conducting infringement proceedings and settlement negotiations in its own and Aquestive’s name, to commence such a suit or take such an action or defend against such Competitive Infringement in the Territory at Pharmanovia’s cost and expense, to be represented in any such suit by counsel of its own choice and (ii) if Pharmanovia exercises its right under the foregoing clause (i), Aquestive will take all reasonable and appropriate actions in order to permit Pharmanovia to commence a suit or take the actions with respect to the Competitive Infringement. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 13.2 without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. 13.2.3 Each Party shall reasonably assist the Party enforcing any such rights under this Section 13.2 in any such action or proceeding if so requested by the enforcing Party, and will be named in or join such action or proceeding if requested by the enforcing Party, and will reasonably cooperate with the enforcing Party in such participation (including providing copies of all prior claim construction submissions and supporting documents subject to confidentiality provisions as required); provided, that if Aquestive is the enforcing Party, the reasonable, out-of- pocket costs and expenses of Pharmanovia in connection therewith, including any Aquestive- approved investigation and analysis thereof, is to be reimbursed to Pharmanovia on an as-incurred basis. The enforcing Party shall keep such other Party and/or its designated legal counsel reasonably informed as to the progress in connection with the foregoing Competitive Infringement (including any settlement discussions), and will reasonably consider the other Party’s comments on any such efforts. 13.2.4 If the enforcing Party recovers monetary damages in such claim, suit or action, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation the remaining amounts will be retained by Pharmanovia, however, Pharmanovia will calculate Net Sales under this Agreement based on the remaining amounts attributed to lost sales as if Pharmanovia had made the infringing sales directly, and will pay to Aquestive the Royalty Fees owed by Pharmanovia to Aquestive pursuant to Section 7.2 or any Profit Share owed by Pharmanovia to Aquestive pursuant to Section 7.3. 13.3 Action by Third Party. In the event that any Third Party initiates a declaratory judgment action alleging the noninfringement, invalidity or unenforceability of the Aquestive Patents, or if any Third Party brings an infringement action against Pharmanovia or its Affiliates or subcontractors because of the exercise of the rights granted to Pharmanovia under this Agreement with respect to the Aquestive Patents, and Aquestive or Pharmanovia has not commenced any action to enforce Aquestive Patents against such Third Party under the terms of Section 13.2 above, each Party will give prompt notice to the other Party of any such action of which it becomes aware. Aquestive shall have the right, but not the obligation, to take any necessary actions (including the filing of pleadings required by the Applicable Law or any local

45 rules of court) and defend against such action under its own control and at its own expense. If Aquestive fails to defend such action, Pharmanovia will have the right, but not the obligation to defend against such action under its own control and at its own cost and expense; Aquestive will take all reasonable and appropriate actions in order to permit Pharmanovia to initiate and continue such defense and will provided all assistance reasonably requested by Pharmanovia in connection with such defense. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 13.3 without the other Party’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. Notwithstanding the above, if Aquestive or Pharmanovia has commenced any action to enforce Aquestive Patents against such Third Party under the terms of Section 13.2 above, then the terms of Section 13.2 will supersede the terms of this Section 13.3. 13.4 Ownership of Pharmanovia Housemarks; Termination of Right to Use. 13.4.1 Pharmanovia shall own all right, title, and interest in the Pharmanovia Housemarks and Pharmanovia Marks in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Aquestive agrees that it shall not, by virtue of this Agreement, acquire any right, title, and interest in or to the Pharmanovia Housemarks or Pharmanovia Marks or any goodwill associated therewith. 13.4.2 Upon and following the termination of this Agreement, except in connection with any Supply of Product to Pharmanovia after termination or expiration of this Agreement, Aquestive shall not use the Pharmanovia Housemarks, the Pharmanovia Marks, or any other name or mark of Pharmanovia. 13.5 Ownership of Aquestive Marks; Termination of Right to Use. 13.5.1 Aquestive shall own all right, title, and interest in the Aquestive Marks in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Pharmanovia agrees that it shall not, by virtue of this Agreement, acquire any right, title, and interest in or to the Aquestive Marks or any goodwill associated therewith. 13.5.2 Upon and following the termination of this Agreement, except in connection with any Supply of Product to Pharmanovia after termination or expiration of this Agreement, Pharmanovia shall not use the Aquestive Marks or any other name or mark of Aquestive. 14. MISCELLANEOUS 14.1 Independent Contractor. Neither Aquestive nor Pharmanovia, together in each case with their respective employees and representatives, are under any circumstances to be considered as employees, partners, joint venturers, agents, or representatives of the other by virtue of this Agreement, and neither shall have the authority or power to bind the other or contract in the other’s name.

46 14.2 Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or is required to file or register this Agreement or a notification thereof with any Regulatory Authority including, without limitation, the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with Applicable Law, such Party shall (a) inform the other Party thereof, (b) provide copies of the proposed disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (c) promptly notify the other Party in writing of such requirement and any respective timing constraints, and (d) give the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure; provided, that, the other Party shall promptly review and provide comments regarding the proposed disclosure and the disclosing Party will in good faith consider incorporating such comments. 14.3 Notices. All notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing in the English language, and shall be deemed to have been duly given: (a) when personally received by the intended recipient; (b) when delivered by messenger or internationally recognized delivery service (with confirmation of receipt); (c) when delivered via e-mail or facsimile (and promptly confirmed by mail); or (d) three (3) Business Days after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address indicated below, or to any other address or addressee as any Party may in the future specify by notice to the other Party (with notice of change of address or addressee not being valid until actually received): If to Pharmanovia: Atnahs Pharma UK Limited Sovereign House, Miles Gray Road, Basildon, Essex SS14 3FR Telephone: +44 1268 820 870 Attention: Dr James Burt, CEO With a copy to: Atnahs Pharma UK Limited Sovereign House, Miles Gray Road, Basildon, Essex SS14 3FR Telephone: +44 1268 820 870 Attention: General Counsel If to Aquestive: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attn: Daniel Barber, Chief Executive Officer E-mail: dbarber@aquestive.com With a copy to: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attention: General Counsel E-mail: lbraender@aquestive.com

47 14.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, neither Aquestive nor Pharmanovia may assign any of its rights or delegate any of its liabilities or obligations hereunder without the prior written consent of the other Party, provided, however, that, without the prior written consent of the other Party: (a) either Party may assign this Agreement to any purchaser of all or substantially all of its assets or business to which this Agreement relates; and (b) either Party may assign this Agreement and/or its rights and obligations under this Agreement to any of its Affiliates. No assignment hereunder shall relieve the assigning Party of its responsibilities or obligations hereunder; provided, further that any assignee shall agree in writing to be bound by all of the obligations of the assigning Party hereunder. Any purported assignment or transfer in violation of this Section 13.4 will be void ab initio and of no force or effect. Aquestive shall not assign or otherwise transfer any right, title or interest in any of the Aquestive IP to any third party unless provision is made to ensure that the assignee’s rights to such Aquestive IP remain subject to the license rights granted to Pharmanovia under this Agreement and further obligations are not imposed on Pharmanovia thereby. 14.5 No Implied Waivers; Rights Cumulative. No failure on the part of Aquestive or Pharmanovia to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. 14.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid or unenforceable provision. 14.7 Force Majeure. Neither Party shall be liable for delay in delivery or nonperformance (except for any obligation for the payment of money), in whole or in part, nor shall the other Party have the right to terminate this Agreement except as otherwise specifically provided in this Section 14.7, to the extent that such delay in delivery or nonperformance is caused by any of the following events that are reasonably beyond the control of such Party and without the fault or negligence of such Party: (i) strikes, lockouts or other labor disturbances; (ii) any change or effect resulting from or associated with acts of war or terrorism or changes imposed by a Regulatory Authority to address concerns associated with war or terrorism; (iii) any change or effect resulting from any acts of God, force majeure events, armed hostilities or sabotage, riots, civil commotion, insurrections, or any other weather developments or natural or man-made disasters; (iv) any change or effect resulting from any epidemics, pandemics or other public health emergencies, including COVID-19 or any worsening or variant thereof, or (vii) any change or effect resulting from conflict in the territory of Ukraine or any sanctions or restrictions related thereto, (a “Force Majeure”); provided, however, that the Party affected by such a condition shall,

48 as soon as it becomes aware of same (but in any event within ten (10) days of its occurrence), give written notice to the other Party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for a period of ninety (90) consecutive calendar days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure event, the non-affected Party may terminate this Agreement immediately by written notice to the other Party. 14.8 Amendment. This Agreement may not be amended, and no provision hereof may be modified or waived, except by an instrument in writing duly executed by each of the Parties hereto. 14.9 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. 14.10 Publicity. 14.10.1 Press Releases. The Parties acknowledge that each of Pharmanovia and Aquestive intends to issue press releases and other public statement disclosing the existence of or relating to this Agreement, and each agrees to provide the other Party a copy of such release and statement and to obtain the express prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law, including securities laws applicable to a public company. 14.10.2 Use of Marks. During the Term, Aquestive will have the right to display the Pharmanovia Housemark on the partnership page of its corporate website, and Pharmanovia will have the right to display the Aquestive Marks on its corporate website. 14.11 Expenses. Except as expressly set forth herein, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses. 14.12 Governing Law; Dispute Resolution. 14.12.1 This Agreement shall be governed by and construed in accordance with the laws (substantive and procedural) of the state of New York, United States without regarding to its conflict of laws principles. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods. 14.12.2 In the event of any dispute, claim, or controversy between the Parties under this Agreement, the Parties will first attempt in good faith to resolve such dispute by

49 negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within ten (10) days, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution. Each Party shall designate an “Executive Officer” of its company as the designee in the event of any dispute that has not been resolved in accordance with this Section 14.12.2. The Executive Officer shall be the President of the respective Party or his or her designee. The Executive Officers of the Parties will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following such referral. 14.12.3 If the Executive Officers cannot reach consensus on a given matter within thirty (30) days, then, such dispute, controversy, or claim that is not an “Excluded Claim” shall be resolved by binding arbitration by the International Court of Arbitration of the International Chamber of Commerce (“ICC”) in accordance with the rules of the ICC as in force on the date on which the request for arbitration is filed (“ICC Rules”). The place of arbitration shall be New York, New York, United States. Such arbitration shall be conducted by a sole arbitrator mutually selected by written agreement of the Parties. In the event that the Parties are not able to mutually select the sole arbitrator, the arbitration shall be conducted by a panel of three arbitrators, consisting of one arbitrator to be selected by the Party referring such matter to arbitration and one arbitrator to be selected by the other Party, and the third to be selected jointly by the two arbitrators selected by the Parties in accordance with the ICC Rules. The arbitration shall be conducted in English. 14.12.4 It is the intention of the Parties that discovery procedures, although permitted as described herein, will be limited except in exceptional circumstances. The arbitrator(s) will permit such limited discovery procedures necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents. No later than thirty (30) days after selection of the arbitrator(s), the Parties and their representatives shall hold a preliminary meeting with the arbitrator(s), to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within six (6) months from such meeting. Failing any such mutual agreement, the arbitrator(s) will design and the Parties shall follow procedures to such effect. The arbitrator(s) will, in rendering its decision, apply the governing law (procedural and substantive) of the State of New York, United States without giving effect to any rules or laws relating to arbitration. Any award rendered by the arbitrator(s) will be final and binding, and judgment may be entered upon it in any court of competent jurisdiction. 14.12.5 Either Party may apply to the arbitrator(s) for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrator(s) shall have no authority to award punitive or any other non- compensatory damages. The prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements. The costs of the arbitration including without limitation, the fees of the arbitrator (but excluding each party’s attorney’s fees) shall be initially shared equally by the parties but may be awarded by the arbitrator as additional damages in favor of the prevailing party. 14.12.6 Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration

50 be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. 14.12.7 Notwithstanding anything to the contrary contained in this Agreement, each of the Parties shall have the right to bring an action or claim for interim measures, including specific performance or injunctive relief, in order to preserve its rights or enforce the obligations of the other Party under this Agreement, in any court of competent jurisdiction or having jurisdiction over any of the Parties or their respective assets, without the need to first submit such matter to arbitration under this Section 14.12. 14.12.8 As used in this Section 14.12, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (i) the inventorship, validity, enforceability or infringement of a patent, trademark or copyright; or (ii) any antitrust, anti-monopoly, anti- corruption or competition law or regulation, whether or not statutory. 14.13 Entire Agreement. This Agreement, the Quality Agreement, the Safety Data Exchange Agreement and the Product Schedule contains the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, between the Parties. 14.14 Third Party Beneficiaries. None of the provisions of this Agreement, express or implied, is intended to be or shall be for the benefit of or enforceable by any Person (including, without limitation, any creditor of either Party hereto) other than Pharmanovia and Aquestive and their respective successors and permitted assigns. No such Person shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability, or obligation (or otherwise) against either Party hereto. 14.15 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of either Party or any of their respective Affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party or applicable Affiliate arising under, in connection with or related to this Agreement or any of the transactions contemplated hereunder including for any Third Party Claim relating thereto. 14.16 Interpretation and Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Unless otherwise expressly provided in this Agreement, the terms “shall have responsibility for”, “shall be responsible for” or the like, shall be deemed to be followed by “and shall be obligated to duly carry out such responsibility.” 14.17 Controlling Language. This Agreement and the Schedules hereto are prepared and executed in the English language only, which language shall control and prevail in all respects. The English language shall be used in the interpretation and performance of this Agreement. Any

51 translations of this Agreement into any other language are for reference only and shall have no legal or other effect. Any notice which is required or permitted to be given by one Party to the other under this Agreement shall be in the English language and shall be in writing. All other correspondence and documentation required to be delivered to a Party under this Agreement, arising out of or connected with this Agreement, and any related purchase order(s) shall be in the English language; provided that if a document to be delivered under this Agreement is in a language other than English in its original form, it shall be delivered in its original language and at Aquestive’s written request, Pharmanovia will provide Aquestive with a copy of English translation of such document the cost of which shall be borne by Aquestive. All proceedings related to this Agreement shall be conducted in the English language. 14.18 Rights in Bankruptcy. The Parties acknowledge that all rights and licenses granted under or pursuant to any Section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar foreign laws (collectively, the “Bankruptcy Code”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Code or such foreign laws. Pharmanovia shall have all rights, elections, and protections under the Code and all other applicable bankruptcy, insolvency, and similar laws with respect to this Agreement and the subject matter hereof. If a case is commenced during the Term by or against Aquestive or its Affiliates or their respective assets under a Bankruptcy Code or a similar proceeding then, then subject to Pharmanovia’s rights of election under Section 365(n), all rights, licenses, and privileges granted to Pharmanovia under this Agreement will continue subject to the respective terms and conditions hereof, and will not be affected, even by Aquestive’s rejection of this Agreement and Aquestive (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. 14.19 Product Schedule. To the extent any terms and provisions of the Product Schedule conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, except to the extent that the Product Schedule expressly and specifically states an intent to supersede a certain provision of this Agreement on a specific matter. The Product Schedule and any amendments thereto shall be deemed to be incorporated herein by reference. 14.20 Counterparts; Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile or e-mail transmission shall be deemed to be original signatures. [Signature page follows]

[Signature Page to License, Development and Supply Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date. AQUESTIVE THERAPEUTICS, INC. By: Name: Title: ATNAHS PHARMA UK LIMITED By: Name: Title:

PRODUCT SCHEDULE 1 Product Schedule to the License and Supply Agreement (the “Agreement”) dated as of September 26, 2022 by and between Aquestive Therapeutics, Inc. (“Aquestive”) and Atnahs Pharma UK Limited (“Pharmanovia”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement. 1. PRODUCT, API, DOSAGE STRENGTH, FIELD, TERRITORY 1.1 “API” means the active pharmaceutical ingredient diazepam. 1.2 “Commercialization Year” shall mean the one year period from the First Commercial Sale, and each annual period thereafter. 1.3 “Dosage Strength” means the 5mg, 7.5mg, 10mg, 12.5 mg, 15mg, 17.5mg, and 20mg dosage strengths of the Product. 1.4 “Field” means the treatment of prolonged or acute, convulsive seizures in all ages, or such other definition that is consistent with the foregoing and agreed upon in good faith by the Parties in writing). 1.5 “Product” means diazepam buccal film. 1.6 “Manufacturing Facility” means, as of the Effective Date, Aquestive’s manufacturing site located at 6465 Ameriplex Drive, Portage, Indiana (IN) 46368, United States (USA), FDA Establishment Number 3004395604. 1.7 “Territory” means: (i) the countries of the European Union (as of the Effective Date), Sweden, Switzerland and Norway; (ii) the United Kingdom (England, Scotland, Wales and Northern Ireland); and (iii) the Middle East and North Africa (Algeria, Bahrain, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, Saudi Arabia, Syria, Tunisia, United Arab Emirates and Yemen). 2. PRODUCT TRANSFER PRICE Aquestive shall Supply quantities of each Unit of the Product to Pharmanovia at the initial Product Transfer Prices below, further to adjustment pursuant to Section 5.2 of the Agreement: Dosage Strength Product Transfer Price Low Dose (5mg, 7.5mg, 10mg) $[****]/per Carton* Medium Dose (12.5mg, 15mg) $[****]/per Carton High Dose (17.5mg, 20mg) $[****]/per Carton

*each Carton contains two Units. 3. AQUESTIVE PRODUCT MARKS The Aquestive Product Marks are set forth below: Libervant™ 4. PHARMANVOIA MARKS Valium™ 5. PRODUCT SHELF LIFE [****]% of approved shelf life 6. AQUESTIVE PRODUCT PATENTS The Aquestive Product Patents are set forth below: None. 7. PAYMENTS 6.1 Milestone Payments Non-refundable payments will be due from Pharmanovia to Aquestive as set forth in the table below: Milestone Milestone Payment (U.S. Dollars) Milestone Payment Due Date 1. Agreement Execution $3,500,000 September 30, 2022 2. Receipt of First Ex-US Marketing Authorization $[****] Within [****] Business Days of receipt of the first Marketing Authorization for the Product within the Territory. 3. Pricing and Reimbursement Milestone $[****] Within [****] Business Days of pricing and reimbursement approval being obtained for the Product from the applicable Regulatory Authority in the first country in the Territory. Pharmanovia shall give Aquestive written notice of the achievement of each milestone event in respect of which a milestone payment is due (with the exception of the first milestone event). Following receipt of such notice, Aquestive shall submit an invoice to Pharmanovia, and Pharmanovia and shall pay the corresponding Milestone Payment no later than five (5) Business Days after receipt of such invoice.

5.1 Royalty Fees Subject to Section 5.3 of the Agreement, Pharmanovia shall pay to Aquestive for each Payment Period a Royalty Fee during the Term with respect to the Product in the Territory in an amount equal to [****] of Net Sales on a quarterly basis. 5.2 Profit Share In the event that the Profit Share is payable by Pharmanovia, Pharmanovia shall pay to Aquestive for each Payment Period [****]% of Profits on all Products sold in the Territory on a quarterly basis. 5.3 Minimum Volume Commitments The Minimum Volume Commitment with respect to the Product is as set forth in the table below: Time Period Minimum Volume Commitment 1. Commercialization Year 1 None 2. Commercialization Year 2 [****] Units 3. Commercialization Year 3 [****] Units 4. Commercialization Year 4 [****] Units 5. Commercialization Year 5 and beyond To be discussed in good faith by the Parties. The Parties agree if the Minimum Volume Commitment in Commercialization Year [****] is less than in Commercialization Year [****], to discuss the Product Transfer Price in good faith. In the event Pharmanovia fails to meet the Minimum Volume Commitment set forth above for a given time period, Pharmanovia shall have the option to make up the shortfall in the number of Units purchased by no later than June 30 following the end of the time period. 8. ADDITIONAL TERMS Pharmanovia shall issue purchase orders in whole batch increments of the following number of Units: Dosage Strength Number of Units 5mg [****] 7.5mg [****] 10mg [****] 12.5mg [****] 15mg [****] 17.5mg [****]

20mg [****] If required by Pharmanovia, Aquestive can carton up to [****] different printed cartons, or SKUs, per manufacturing film batch, for a $[****] charge for the first [****] SKUs and another $[****] for any additional SKUs and up to a maximum of [****] SKUs. The minimum secondary quantity per SKU is [****] cartons.

1.13-1 Schedule 1.13 Aquestive Patents Docket No. Country Status Title Appln No. Appln Date Publn. No. Publn. Date 1199-4 PCT/EPO/DIV (2) European Patent Convention - (EP) Filed - (F) THIN FILM WITH NON-SELF- AGGREGATING UNIFORM HETEROGENEITY 19169349.8 10/11/2002 3542793 9/25/2019 1199-26 PCT/EPO/DIV II European Patent Convention - (EP) Filed - (F) POLYETHYLENE OXIDE-BASED FILMS AND DRUG DELIVERY SYSTEMS MADE THEREFROM 17151005.0 5/28/2004 3210601 8/30/2017 [****] [****] [****] [****] [****] [****] AQU-013WOEP European Patent Convention - (EP) Filed - (F) PHARMACEUTICAL COMPOSITIONS WITH ENHANCED PERMEATION 17723617.1 12/05/2018 3452024 03/13/2019 [****] [****] [****] [****] [****] [****] AQU-023WOEP European Patent Convention - (EP) Filed - (F) PHARMACEUTICAL COMPOSITIONS WITH ENHANCED PERMEATION 18786591.0 4/16/2020 3687509 08/05/2020 [****] [****] [****] [****] [****] [****]

1.13-2 Docket No. Country Status Exp. Date Title Appln. No. Appln. Date Publn. No. Publn. Date Pat. No. Issue Date 1199-4 B/PCT/EPO/Denm ark Denmark - (DK) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/Franc e France - (FR) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/Germ any Germany - (DE) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 6020040 37401.6 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/Hung ary Hungary - (HU) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/Irelan d Ireland - (IE) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/Switz erland Switzerland - (CH) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 B/PCT/EPO/UK Great Britain - (GB) Granted - (G) 1/30/2024 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Systems Made Therefrom 04707004.0 1/30/2004 1587504 10/26/2005 1587504 4/18/2012 1199-4 PCT/EPO/DIV/DE Germany - (DE) Granted - (G) 10/11/2022 Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom 60249871.6 10/11/2002 2351557 8/3/2011 2351557 4/17/2019

Docket No.	Country	Status	Exp. Date	Title	Appln. No.	Appln. Date	Publn. No.	Publn. Date	Pat. No.	Issue Date
1199-4 PCT/EPO/DIV/ES	Spain - (ES)	Granted - (G)	10/11/2022	Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom	10182204.7	10/11/2002	2735512	12/19/2019	2351557	4/17/2019
1199-4 PCT/EPO/DIV/FR	France - (FR)	Granted - (G)	10/11/2022	Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom	10182204.7	10/11/2002	2351557	8/3/2011	2351557	4/17/2019
1199-4 PCT/EPO/DIV/IE	Ireland - (IE)	Granted - (G)	10/11/2022	Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom	10182204.7	10/11/2002	2351557	8/3/2011	2351557	4/17/2019
1199-4 PCT/EPO/DIV/IT	Italy - (IT)	Granted - (G)	10/11/2022	Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom	50201900004 4094	10/11/2002	2351557	8/3/2011	2351557	4/17/2019
1199-4 PCT/EPO/DIV/U K	Great Britain - (GB)	Granted - (G)	10/11/2022	Thin Film With Non-Self Aggregating Uniform Heterogeneity And Drug Delivery Made Therefrom	10182204.7	10/11/2002	2351557	8/3/2011	2351557	4/17/2019
1199-15 PCT/EPO/DIV/CH	Switzerland - (CH)	Granted - (G)	10/11/2022	Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste-Masking Compositions	11157819.1	10/11/2002	2332523	6/15/2011	2332523	9/11/2013
1199-15 PCT/EPO/DIV/De nmark	Denmark - (DK)	Granted - (G)	10/11/2022	Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste-Masking Compositions	11157819.1	10/11/2002	2332523	6/15/2011	2332523	9/11/2013

1.13-3

1.13-4 Docket No. Country Status Exp. Date Title Appln. No. Appln. Date Publn. No. Publn. Date Pat. No. Issue Date 1199-15 PCT/EPO/DIV/Fra nce France - (FR) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 11157819.1 10/11/2002 2332523 6/15/2011 2332523 9/11/2013 1199-15 PCT/EPO/DIV/Ge rmany Germany - (DE) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 11157819.1 10/11/2002 6024553 3.2 6/15/2011 2332523 9/11/2013 1199-15 PCT/EPO/DIV/Ital y Italy - (IT) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 50201390221 3865 10/11/2002 1115781 9.1 6/15/2011 2332523 9/11/2013 1199-15 PCT/EPO/DIV/Sp ain Spain - (ES) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 11157819.1 10/11/2002 2332523 6/15/2011 2332523 9/11/2013 1199-15 PCT/EPO/DIV/Sw eden Sweden - (SE) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 11157819.1 10/11/2002 2332523 6/15/2011 2332523 9/11/2013

1.13-5 Docket No. Country Status Exp. Date Title Appln. No. Appln. Date Publn. No. Publn. Date Pat. No. Issue Date 1199-15 PCT/EPO/DIV/U. K. Great Britain - (GB) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 11157819.1 10/11/2002 2332523 6/15/2011 2332523 9/11/2013 1199-15 PCT/EPO/France France - (FR) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 02801042.9 10/11/2002 1458367 4/17/2003 1458367 12/14/2011 1199-15 PCT/EPO/German y Germany - (DE) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 02801042.9 10/11/2002 6024176 7.8 4/17/2003 1458367 12/14/2011 1199-15 PCT/EPO/Ireland Ireland - (IE) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 02801042.9 10/11/2002 1458367 4/17/2003 1458367 12/14/2011 1199-15 PCT/EPO/Switzerl and Switzerland - (CH) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 02801042.9 10/11/2002 1458367 4/17/2003 1458367 12/14/2011

1.13-6 Docket No. Country Status Exp. Date Title Appln. No. Appln. Date Publn. No. Publn. Date Pat. No. Issue Date 1199-15 PCT/EPO/UK Great Britain - (GB) Granted - (G) 10/11/2022 Uniform Films For Rapid Dissolve Dosage Form Incorporating Taste- Masking Compositions 02801042.9 10/11/2002 1458367 4/17/2003 1458367 12/14/2011

Schedule 1.47A Aquestive Housemark

Schedule 1.47B Pharmanovia Housemark